Exhibit 2(b)(4)

EXECUTION COPY

FIBRIA OVERSEAS FINANCE LTD.

as Issuer

FIBRIA CELULOSE S.A.

as Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Registrar, Transfer Agent

and Paying Agent

INDENTURE

Dated as of May 4, 2010

U.S.$750,000,000

7.500% SENIOR NOTES DUE 2020

i

v

INDENTURE dated as of May 4, 2010 among FIBRIA OVERSEAS FINANCE LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), FIBRIA CELULOSE S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (in such capacity, the “Trustee”), registrar, paying agent and transfer agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s U.S.$750,000,000 aggregate principal amount of 7.500% Senior Notes due 2020 (the “Initial Securities”), and any Additional Securities (as defined below):

Article 1

Definitions and Incorporation by Reference

SECTION 1.01       Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“Additional Amounts” has the meaning set forth under Section 4.21.

“Additional Securities” means 7.500% Senior Notes due 2020, having identical terms and conditions as the Securities (other than the date on which the initial interest accrues from), issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, or 2.09 of this Indenture).

“Advance Transaction” means an advance from a financial institution involving either (a) a foreign exchange contract (ACC—Adiantamento sobre Contrato de Câmbio) or (b) an export contract (ACE—Adiantamento sobre Contrato de Exportação).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Sale” means any sale, lease, transfer or other disposition (whether in a single transaction or a series of related transactions) of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction or a Sale and Leaseback Transaction and including any sale or issuance of the Equity Interests of any

Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)           a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)           the sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash, Cash Equivalents and Marketable Securities, (ii) inventory, (iii) damaged, worn out or obsolete equipment or other assets, or (iv) rights granted to others pursuant to leases or licenses;

(3)           the lease of assets by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(4)           the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(5)           a transaction covered by Section 5.01;

(6)           a Restricted Payment permitted under Section 4.04;

(7)           a Sale and Leaseback Transaction otherwise permitted under Section 4.10;

(8)           any issuance of Disqualified Stock otherwise permitted under Section 4.03;

(9)           the creation of a Lien not prohibited by this Indenture (but not the sale or disposition of the property subject to such Lien);

(10)         any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(11)         any disposition of forests or real property that do not have material improvements, including any Subsidiary whose assets are substantially comprised of such assets; provided that the fair market value of such assets disposed of pursuant to this clause (11) does not exceed (i) U.S.$75,000,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years) and (ii) U.S.$375,000,000 in the aggregate; provided, further, that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from such dispositions shall not be used to make any Restricted Payments; and

(12)         any disposition or a series of related dispositions of assets with an aggregate fair market value of less than U.S.$50,000,000 (or the equivalent thereof at the time of determination).

“Asset Sale Offer” has the meaning set forth under Section 4.06(a)(5).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Brazil” means The Federative Republic of Brazil and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity.

“Brazilian GAAP” means generally accepted accounting principles in Brazil, which are based on the Brazilian corporate law, the rules and regulations of the Brazilian securities commission and the accounting standards issued by the Brazilian Institute of Independent Accountants (Institute dos Auditores Independentes do Brasil, IBRACON) and Brazilian Accounting Standards Committee (Comitê de Pronunciamentos Contábeis) (whether or not the Company or any of its Subsidiaries or Affiliates is otherwise subject to such rules) as in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York or São Paulo.

“Capital Lease” means, with respect to any Person, any lease of any Property which, in conformity with Brazilian GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of equity or stock of a company or corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, including any Preferred Stock, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1)           Brazilian reais, United States dollars, or money in other currencies received in the ordinary course of business that are readily convertible into United States dollars;

(2)           any evidence of Debt with a maturity of one year or less issued or directly and fully guaranteed or insured by Brazil or the United States or any agency or instrumentality thereof, provided that the full faith and credit of Brazil or the United States is pledged in support thereof;

(3)           (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500,000,000 whose long-term debt is rated “AA-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 of the Securities Act);

(4)          repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing no later than one year after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil).

“Change of Control” means:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to one or more of the Permitted Holders; or

(2)           the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) but excluding any of the Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)          the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(4)           the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” means an offer made by the Issuer or the Company, following the occurrence of a Change of Control that results in a Rating Decline, to each Holder to repurchase all or any part of such Holder’s Securities pursuant to Section 4.08.

“Change of Control Payment” means, in connection with the repurchase of a Holder’s Securities pursuant to a Change of Control Offer, the payment by the Issuer or the Company of (i) 101% of the aggregate principal amount of such Holder’s Securities repurchased plus accrued and unpaid interest and Additional Amounts, if any, on such Securities, to, but excluding, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest and Additional Amounts, if any, on the relevant interest payment date).

“Change of Control Payment Date” means, in relation to a Change of Control Offer, the purchase date for the Securities properly tendered as specified in the notice given by the Issuer or the Company pursuant to Section 4.08 in relation to such Change of Control Offer, which date is not more than five Business Days after the Expiration Date.

“Company” means Fibria Celulose S.A., named as such in the preamble to this Indenture, excluding its Subsidiaries, until a successor replaces it and, thereafter, means the successor.

“Company Guarantee” means the Guarantee of the Securities by the Company pursuant to this Indenture.

“Company Subordination Documents” has the meaning set forth in Section 10.01.

“Consolidated Gross Revenues” means the total gross sales or revenue of the Company and its Restricted Subsidiaries on a consolidated basis for the most recent twelve month period; all calculated (i) based on the consolidated income statements of the Company for the fiscal quarter most recently ended for which internal financial statements are available, (ii) in accordance with Brazilian GAAP and (iii) on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with Brazilian GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries on a consolidated basis, less current liabilities, less depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet for which internal financial statements are available; all calculated in accordance with Brazilian GAAP and calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; provided that, to the extent that the Board of Directors does not customarily approve the nomination or election of new members to the Board of Directors, such approval shall be presumed to have been given absent clear evidence to the contrary.

“Corporate Trust Office” means the principal office of the Trustee in New York City, New York, which at Issue Date is 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, attention: Trust & Securities Services, Corporates Team Deal Manager, or such other office at such address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (at such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Debt” means, with respect to any Person, without duplication,

(1)           all indebtedness of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding trade payables arising in the ordinary course of business;

(5)           all obligations of such Person as lessee under Capital Leases;

(6)           all Debt of other Persons guaranteed by such Person to the extent so guaranteed;

(7)           all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)           all obligations of such Person under Hedging Agreements;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person.

The amount of Debt of any Person will be deemed to be:

(A)          with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)           with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)           with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)          with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)           otherwise, the outstanding principal amount thereof.

The principal amount of any Debt or other obligation that is denominated in any currency other than United States dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into United States dollars at the Spot Rate in effect on the date of determination.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designation” and “Designation Amount” have the meanings set forth under Section 4.24.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated in Section 2.03 hereof as Depositary by the Issuer pursuant to this Indenture, until a successor shall have been appointed and become such and, thereafter, “Depositary” shall mean or include such Person.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)           required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Securities for consideration other than Qualified Equity Interests, or

(2)           convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities if those provisions:

(A) are no more favorable to the holders than Section 4.06 and Section 4.08 hereof and

(B)           specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuer’s repurchase of the Securities as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means the Depository Trust Company.

“EBITDA” means, for any period:

(1)           consolidated net revenue for sales and services; minus

(2)           consolidated cost of goods sold and services rendered; minus

(3)           consolidated administrative and selling expenses; plus

(4)           consolidated other operating income, net and non-operating income, net; plus

(5)           any (i) depreciation, depletion or amortization and (ii) non-cash or non-recurring losses or expenses, included in any of the foregoing;

as each such item is reported on the most recent consolidated financial statements delivered by the Company to the Trustee and prepared in accordance with Brazilian GAAP.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Event of Default” has the meaning set forth under Section 6.01.

“Excess Proceeds” has the meaning set forth under Section 4.06(a)(5).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Expiration Date” has the meaning set forth under Section 4.08(2)(C).

“Export Prepayment Facility” means the Export Prepayment Facility Agreement and Secured Loan, dated as of May 13, 2009, among Aracruz Trading International Ltd., as the borrower, Aracruz Celulose S.A., Alicia Papéis S.A., Aracruz Celulose (USA), Inc., as guarantors, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as the administrative agent, The Bank of New York Mellon, as the U.S. collateral agent, and BNY Mellon Serviços Financeiros Distribuidora de Títulos e Valores Mobiliários S.A., as the Brazil collateral agent, as may be amended, restated, supplemented or otherwise modified from time to time, including any amendments, restatements, supplements or other modifications that replace, refund, or refinance any part of the loans, notes or other debt thereunder.

“Fitch” means Fitch Ratings Inc. and its successors.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Hedging Obligations” means the obligations of any Person pursuant to any Hedging Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the Issue Date, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.03 but will not be considered the sale or issuance of Equity Interests for purposes of the Section 4.04 or Section 4.06. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as it may be amended or supplemented from time to time in accordance with the applicable terms hereof.

“Initial Securities” has the meaning set forth in the preamble to this Indenture.

“Interest Payment Date” means each May 4 and November 4 of each year, commencing on November 4, 2010.

“Investment” means:

(1)           any direct or indirect advance, loan or other extension of credit to another Person, but excluding (i) any advance, loan or extension of credit to customers in the ordinary course of business and (ii) any advance, loan or extension of credit having a term not exceeding

180 days arising in connection with the sale of inventory, equipment or supplies by that Person in the ordinary course of business,

(2)           any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)           any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, any acquisitions of assets or substantially all the assets of a Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)           any guarantee of any obligation of another Person.

For purposes of this definition, the term “Person” shall not include the Company or any Restricted Subsidiary or any Person who would become a Restricted Subsidiary as a result of any Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

For purposes of Section 4.04, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the fair market value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Debt of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.

“Investment Grade Rating” means BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Issue Date” means May 4, 2010.

“Issuer” means Fibria Overseas Finance Ltd., named as such in this Indenture, excluding its Subsidiaries, until a successor replaces it and, thereafter, means the successor.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required by law to be open in the State of New York or São Paulo, Brazil.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the ability of either the Issuer or the Company to perform any of its obligations under this Indenture.

“Maturity Date” means May 4, 2020.

“Minimum Legally Required Dividend” means, for any Brazilian Person and any period, an amount equal to the sum of (a) the minimum dividend required to be distributed under applicable Brazilian law by such Person to holders of its Capital Stock during such period and (b) the minimum dividend required to be distributed to holders of Preferred Stock in such Person during such period so as to avoid such holders from acquiring or maintaining any voting rights under Brazilian law.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)           brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)           provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3)           payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)           appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Debt” means, as of any date of determination, the aggregate amount of Debt of the Company and its Restricted Subsidiaries less the sum of consolidated cash and cash equivalents and consolidated marketable securities recorded as current assets in all cases determined in accordance with Brazilian GAAP and as set forth in the most recent consolidated balance sheet of the Company.

“Net Debt to EBITDA Ratio” means, on any date (the “transaction date”), the ratio of:

(x)            the aggregate amount of Net Debt at that time to

(y)           EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation,

(1)           pro forma effect will be given to any Debt Incurred (and the application of proceeds thereof) during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt had been Incurred on the first day of the reference period; and

(2)           pro forma effect will be given to:

(A)          the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(B)           the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.

To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be (i) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (ii) determined in good faith by the chief financial officer or the treasurer of the Company.

“Offering Memorandum” means the offering memorandum for the U.S.$750,000,000 7.500% Senior Notes due 2020 of the Issuer, dated April 29, 2010.

“Offer Period” means the period for which the Asset Sale Offer remains open, as specified by the Issuer in its notice delivered pursuant to Section 4.06(c).

“Officer” means (i) with respect to the Issuer, any director or authorized representative of the Issuer and (ii) with respect to the Company or any Restricted Subsidiary, any authorized representative of the Company or any Restricted Subsidiary including any of the president, vice president, executive officer, financial officer or general counsel of the Company or any Restricted Subsidiary, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or the Company, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or the Company (except as otherwise provided in this Indenture).

“Outstanding Securities” has the meaning set forth under Section 2.08.

“Paying Agent” means the paying agent identified in the preamble to this Indenture, until replaced by a successor and, thereafter, means the successor, and any other paying agent appointed by the Issuer or the Company to act as such.

“Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning set forth under Section 4.03.

“Permitted Holders” means Votorantim Participações S.A. or any Affiliate thereof or BNDES Participações S.A. or any Affiliate thereof.

“Permitted Investment” means:

(1)           an Investment by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary;

(2)           an Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary;

(3)           Investments in cash and cash equivalents and marketable securities as determined in accordance with Brazilian GAAP;

(4)           any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(5)           stocks, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(6)           any Investment existing on, or made pursuant to written agreements existing on, the Issue Date;

(7)           Hedging Obligations permitted under Section 4.03(b)(4);

(8)           Investments which are made exclusively with Capital Stock of the Company (other than Disqualified Stock);

(9)           any acquisition and holding of (a) Brazilian federal and state tax credits acquired solely to pay amounts owed by the Company to Brazilian tax authorities and (b) discounted obligations of any Brazilian governmental authority acquired solely to pay tax amounts owed by the Company to such Brazilian governmental authority;

(10)         Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.06;

(11)         receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(12)         prepayments and other credits to suppliers made in the ordinary course of business;

(13)         loans and advances pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(14)         Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(15)         repurchases of the Securities and related guarantees;

(16)         any Investment in: (i) any joint venture or other similar arrangement; (ii) any Person which is controlled by the Company or any Restricted Subsidiary, by contract or otherwise; or (iii) any other Person that is controlled by a group of which the Company or a Restricted Subsidiary is a member; provided that, in each of (i), (ii) and (iii), such Person in which an Investment is being made is not an Unrestricted Subsidiary or a shareholder of 5% or more of the Company’s Capital Stock; and

(17)         additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed U.S.$50,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means:

(1)           any Lien existing on the Issue Date, and any extension, renewal or replacement thereof or of any Lien in clauses (1), (2), (3) or (4) below; provided, however, that the total amount of Debt so secured is not increased plus any premiums, fees and expenses in connection with such extension, renewal or replacement;

(2)           any Lien on any property or assets (including Capital Stock of any person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the Issue Date; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Company or any Restricted Subsidiary; and provided further that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the person so acquired;

(3)           any Lien securing Debt for the purpose of financing all or part of cost of the acquisition, construction or development of a project; provided that the Liens in respect of such Debt are limited to assets (including Capital Stock of the project entity) and/or revenues of such project; and provided further that the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of the Company or any Restricted Subsidiary;

(4)           any Lien existing on any property or assets of any person before that person’s acquisition (in whole or in part) by, merger into or consolidation with the Company or any Restricted Subsidiary after the Issue Date; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(5)           any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of business;

(6)           any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including loans from Financiadora de Estudos e Projetos—FINEP), or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank or government-sponsored agency, export-import bank or official export-import credit insurer;

(7)           any Lien securing Debt Incurred pursuant to Section 4.03(b)(4);

(8)           any Lien on any inventory or receivables of the Company or any Restricted Subsidiary securing the obligations of such person under any credit facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of receivables securing Debt shall not exceed 80.0% of the Company’s aggregate outstanding receivables from time to time; and

(9)           in addition to the foregoing Liens set forth in clauses (1) through (8) above, Liens securing Debt of the Company or any Restricted Subsidiary (including, without limitation, guarantees of the Company or any Restricted Subsidiary) which do not in aggregate principal amount, at any time of determination, exceed 10% of the Company’s Consolidated Net Tangible Assets.

“Permitted Refinancing Debt” has the meaning set forth under Section 4.03.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Process Agent” has the meaning set forth for such term in Section 13.13(b).

“Productive Assets” means assets (including capital stock or its substantial equivalent or other Investments) that are used or usable by the Company, any of its Restricted Subsidiaries or any joint venture in which the Company or any of its Restricted Subsidiaries is a party in Permitted Businesses (or in the case of capital stock or its substantial equivalent or other Investments that represent direct, or indirect (via a holding company), ownership or other interests held by the Company or any Restricted Subsidiary in entities engaged in Permitted Businesses) and contracts (including supply, customer and EPC contracts) that are used or usable by the Company, any of its Restricted Subsidiaries or any joint venture in which the Company or any of its Restricted Subsidiaries is a party in Permitted Businesses.

“Property” means (i) any land, buildings, machinery and other improvements and equipment located therein, (ii) any intangible assets, including, without limitation, any brand names, trademarks, copyrights and patents and similar rights and any income (licensing or otherwise), proceeds of sale or other revenues therefrom.

“Protected Purchaser” means a purchaser of a Security, or of an interest therein, who (a) gives value, (b) does not have notice of any adverse claim to the Security, and (c) obtains control of the Security.

“Purchase Date” means, in relation to an Asset Sale Offer, the date of purchase of Securities (or any portion thereof) specified in the notice given by the Issuer pursuant to Section 4.06(c) in relation to such offer, which date is not less than 30 days nor more than 60 days after the date of the notice of the Asset Sale Offer.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agency” means S&P, Fitch or Moody’s; or if S&P, Fitch or Moody’s are not making rating of the Securities publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible down grade by either Rating Agency) after the earlier of the date of public notice of a Change of Control and of the Issuer’s intention or that of any Person to effect a Change of Control, (i) in the event the Securities are assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by at least two of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Securities are rated below an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by at least two of the Rating Agencies shall be decreased by one or more categories; provided that, in each case, any such Rating Decline is in whole or in part in connection with a Change in Control.

“real”, “reais” or “R$” means the lawful currency of Brazil.

“Redemption Date” means, with respect to any redemption of Securities, the date fixed for such redemption pursuant to this Indenture and the Securities.

“Registrar” has the meaning set forth under Section 2.03.

“Relevant Date” has the meaning set forth under Section 4.21(c).

“Relevant Jurisdiction” has the meaning set forth under Section 4.21.

“Restricted Payment” has the meaning set forth under Section 4.04.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revocation” has the meaning set forth under Section 4.24.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the securities issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Register” means a register of Securities kept at the corporate trust office of the Registrar.

“Significant Subsidiary” of any Person means any Restricted Subsidiary, or any group of Restricted Subsidiaries, if taken together as a single entity, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as published in The Wall Street Journal on the Business Day immediately preceding the date of determination or, if that rate is not available in that publication, as determined in any publicly available source of similar market data.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company which is subordinated in right of payment to the Securities or the Company Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Substituted Debtor” has the meaning set forth in Section 10.01.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Transfer Restricted Securities” means Securities that bear or are required to bear the Restricted Securities Legend (as defined in Section 2.1(6) of the Appendix).

“Trust Officer” means any officer in the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Company Designated as an Unrestricted Subsidiary pursuant to Section 4.24. Any such Designation may be revoked by a resolution of the Board of Directors of the Company, subject to the provisions of Section 4.24.

“U.S. Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States or by any agent or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned Subsidiary” means any Restricted Subsidiary of the Company of which at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of such entity will at the time be owned by the Company or by one or more Wholly Owned Subsidiaries of the Company.

SECTION 1.02       Incorporation by Reference of Trust Indenture Act. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Company Guarantee;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Company Guarantee, respectively, means the Issuer and the Company, respectively, and any successor obligor on the Securities and the Company Guarantee, respectively.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03       Rules of Construction. Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Brazilian GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7)           the principal amount of any Preferred Stock shall be (a) the maximum liquidation value of such Preferred Stock or (b) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(8)           all references to the date the Initial Securities were originally issued shall refer to the Issue Date;

(9)           unless context requires otherwise, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture;

(10)         unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time; and

(11)         all references in this Indenture and the Securities to interest in respect of any Security shall be deemed to include all Additional Amounts, if any, in respect of such Security, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof or thereof shall not be construed, without more, as excluding reference to Additional Amounts in those provisions hereof or thereof where such express mention is not made.

Article 2

The Securities

SECTION 2.01       Form and Dating. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S/Accredited Investor Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer or the Company). Each Security shall be dated the date of its authentication. The Securities will be issuable in denominations of U.S.$100,000 in principal amount and any multiple of U.S.$1,000 in excess thereof. The Securities shall be fully and unconditionally guaranteed by the Company in accordance with Article 11. The terms of the Initial Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02       Execution and Authentication. An Officer of the Issuer shall sign the Securities for the Issuer, and an Officer of the Company shall sign the notation in the Securities relating to the Company Guarantee. Each such signature may be by manual or facsimile signature of such Officer.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until a Trust Officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver U.S.$750,000,000 aggregate principal amount of 7.500% Senior Notes due 2020 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuer signed by two Officers of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.12 after the Issue Date, shall certify that such issuance is in compliance with this Indenture and shall state (i) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture and (ii) the initial Interest Payment Date.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03       Registrar and Paying Agent. The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), where Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Issuer in respect of the Notes and this Indenture. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any paying agent appointed in this Indenture and any additional paying agent, and the term “Registrar” includes any additional Registrar or co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer, the Company or any Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints (i) the Trustee as Registrar, Paying Agent, and Transfer Agent in connection with the Securities and (ii) DTC as Depositary with respect to the Securities.

SECTION 2.04       Paying Agent To Hold Money in Trust. The Issuer hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Issuer hereunder, as the same shall become due and owing. All payments of principal, premium and interest required to be made by the Issuer hereunder (including any Additional Amounts) shall be made in U.S. dollars, pursuant to the terms hereof, by the Issuer to the Paying Agent to the extent appointed hereunder or to the Trustee by 11:00 a.m. (New York City time) on each Interest Payment Date, redemption date, purchase date, Change of Control Payment Date or Maturity Date on any Securities, unless otherwise provided for in this Indenture. The Paying Agent shall hold in trust, for the benefit of the Holders or the Trustee, all money held by such Paying Agent for the payment of principal, premium or interest on the Securities. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

The receipt by the Paying Agent or the Trustee from the Issuer of each payment of principal, interest and/or other amounts due in respect of the Securities in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Issuer herein and under the Securities to make such payment to the Holders on the due date thereof.

SECTION 2.05       Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least one Business Day before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06       Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met and if the transferee certifies to the Issuer and Registrar that: (i) under the terms of the Security, the Person seeking registration of transfer is eligible to have the Security registered in its name, (ii) the indorsement or instruction is made by the appropriate Person or by an agent who has actual authority to act on behalf of the appropriate Person, (iii) reasonable assurance is given that the indorsement or instruction is genuine and authorized, (iv) any applicable law relating to the collection of taxes has been complied with, (v) the transfer does not violate any restriction on transfer imposed by the Issuer, (vi) a demand that the Issuer not register transfer has not become effective (or, if such a demand has become effective, the Issuer has given notice to the Person making such demand stating that (x) registration of transfer of the Security is sought, (y) a demand that the Issuer not register transfer had previously been received and (z) the Issuer shall withhold registration for 10 days from the date of communication of such notice), and (vii) the transfer is in fact rightful or is to a Protected Purchaser. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver Securities at the Registrar’s or co-registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 4.08 and Section 9.04) . The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected and delivered for redemption or any Securities for a period of 15 days before an Interest Payment Date.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest (and Additional Amounts, if any) on such Security and for all other purposes whatsoever, whether or not presentation of such Security is overdue, and none of the Issuer, the Trustee, any Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants in DTC or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07       Replacement Securities. If (a) any mutilated Security is surrendered to the Issuer, a Registrar, or the Trustee, or (b) the Issuer, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or left of any Security, and, unless otherwise agreed by the Issuer and the Trustee, there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a Protected Purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become due and payable, or has been called for redemption by the Issuer pursuant to Article 3 of this Indenture, the Issuer in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

Upon the issuance of any new Security under this Section 2.07, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Registrar) in connection therewith.

Every replacement Security is an additional Obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and, to the extent lawful, shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08       Outstanding Securities. Securities outstanding at any time (“Outstanding Securities”) are all Securities authenticated by the Trustee except for those canceled by it pursuant to Section 2.10 hereof, those delivered to the Trustee for cancellation or surrendered for transfer or exchange, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Article 9 and Section 13.05, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If any Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, interest and Additional Amounts (if any) payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09       Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and execute and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10       Cancellation. The Issuer at any time may deliver Securities to the Registrar for cancellation, along with a written notice to the Trustee advising it of the cancellation. The Registrar shall forward to the Trustee any Securities surrendered to it for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its procedures for the disposition of canceled securities and deliver a certificate of such disposition to the Issuer unless the Issuer directs the Trustee to deliver canceled Securities to the Issuer. The

Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11       CUSIP Numbers and ISINs. The Issuer in issuing the Securities may use “CUSIP” numbers and “ISINs” (if then generally in use) or similar numbers and, if so, the Trustee shall use “CUSIP” numbers, “ISINs” or similar numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.12       Issuance of Additional Securities. The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, and without the consent of the Securityholders, create and issue Additional Securities under this Indenture having identical terms in all respects as the Initial Securities except that interest may accrue on the Additional Securities from their date of issuance; provided, however, that unless such Additional Securities are issued under a separate CUSIP, either such Additional Securities are part of the same “issue” within the meaning of United States Treasury Regulation Section 1.1275-1(f) or neither the Initial Securities nor such Additional Securities are issued with original issue discount for U.S. federal income tax purposes. The Initial Securities and any Additional Securities issued under this Indenture will be treated as a single class for all purposes under this Indenture and shall vote together as one class on all matters with respect to the Securities.

SECTION 2.13       Open Market Purchases. The Issuer or any of its Affiliates may at any time purchase Securities in the open market or otherwise at any price.

Article 3

Optional Redemption of Securities

SECTION 3.01       Optional Redemption. The Issuer may redeem the Securities, at its option, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the Securities.

SECTION 3.02       [Reserved].

SECTION 3.03       Notice of Redemption.

(1)           The Issuer shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 13.01, not less than 30 nor more than 60 days prior to a date for redemption of Securities. If the Issuer itself gives the notice, it shall also deliver a copy to the Trustee.

(2)           If either (i) the Issuer is redeeming the Securities in part only, or (ii) the Issuer elects to have the Trustee give notice of redemption, then the Issuer shall deliver to the Trustee, at least two days before notice of redemption is required to be mailed or caused to be mailed to the Holders (unless the Trustee is satisfied with a shorter period), an Officer’s Certificate requesting that the Trustee select the Securities to be redeemed and/or give notice of redemption and setting forth the information required by Section 3.03(3). If the Issuer elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Issuer and at the Issuer’s expense.

(3)                                  All notices of redemption shall state:

(A)          the Redemption Date;

(B)           the redemption price and the amount of any accrued interest payable as provided in Section 3.06 (or the calculation of such redemption price);

(C)           whether or not the Issuer is redeeming all Outstanding Securities;

(D)          if the Issuer is not redeeming all Outstanding Securities, the aggregate principal amount of Securities that the Issuer is redeeming and the aggregate principal amount of Securities that shall be Outstanding Securities after the partial redemption;

(E)           if the Issuer is redeeming only part of a Security, the notice that relates to that Security shall state that on and after the Redemption Date, upon surrender of that Security, the Securityholder shall receive, without charge, a new Security or Securities of authorized denominations for the principal amount of the Security remaining unredeemed;

(F)           that on the Redemption Date the redemption price and any accrued interest payable to, but excluding, the Redemption Date as provided in Section 3.06 shall become due and payable in respect of each Security, or the portion of each Security, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on each Security, or the portion of each Security, to be redeemed, shall cease to accrue on and after the Redemption Date;

(G)           the place or places where a Securityholder must surrender the Securityholder’s Securities for payment of the redemption price; and

(H)          the CUSIP or ISIN number, if any, listed in the notice or printed on the Securities, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

SECTION 3.04       Selection of Securities to Be Redeemed in Part.

(1)           If fewer than all of the Securities are being redeemed, the selection of Securities to be redeemed shall be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of Securities issued in global form, based on a method that most nearly approximates a pro rata selection in accordance with the procedures of DTC). The Trustee shall make the selection from the Outstanding Securities not previously called for redemption. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount of the Securities to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Securities to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Securities not previously called for redemption. The Issuer may redeem Securities in denominations of U.S.$100,000 only in whole. The Trustee may select for redemption portions (equal to U.S.$100,000 or any integral multiple of U.S.$1,000) of the principal of Securities that have denominations larger than U.S.$100,000.

(2)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

SECTION 3.05       [Reserved].

SECTION 3.06       Securities Payable on Redemption Date. If the Issuer, or the Trustee on behalf of the Issuer, gives notice of redemption in accordance with this Article 3, the Securities, or the portions of Securities, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after the Redemption Date (unless the Issuer shall default in the payment of the redemption price and accrued interest) the Securities or the portions of Securities shall cease to bear interest. Upon surrender of any Securities for redemption in accordance with the notice, the Issuer shall pay the Securities at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date. If the Issuer shall fail to pay any Security called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 3.07       Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Security that is to be redeemed in part, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Security at the expense of the Issuer, a new Security or Securities, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security surrendered; provided that each new Security shall be in a principal amount of U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

SECTION 3.08       Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

Article 4

Covenants

SECTION 4.01       Performance of Obligations under the Securities. The Issuer shall duly and punctually pay the principal of (and premium, if any) and interest and Additional Amounts, if any, on the Securities in accordance with the terms of the Securities and this Indenture. The Company shall duly and punctually pay any amounts owed by it under its Guarantee in accordance with the terms of the Securities and this Indenture. The principal of (and premium, if any) and interest and Additional Amounts, if any, on the Securities shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

SECTION 4.02       Reports. The Company, as long as it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, shall:

(1)           file with the SEC, to the extent required:

(a)           annual reports on Form 20-F (or any successor form) containing the information that would be required to be contained therein within 180 days after the end of each fiscal year, including, to the extent so required by applicable SEC rules and regulations, a reconciliation to U.S. GAAP;

(b)           reports on Form 6-K (or any successor form) that include quarterly financial statements and a discussion of the Company’s financial condition and results of operations in accordance with past practice within 90 days after the end of each of the first three fiscal quarters of each fiscal year; and

(c)           such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported thereon; and

(2)           unless such information is publicly available on the SEC’s EDGAR System, provide the Trustee, for further delivery to a holder upon request by any such holder, with copies of the reports referred to in clause (1) within 15 days after such reports are required to be filed with the SEC (including in the event that any such filing with the SEC is not permitted).

In addition, at any time when the Company is not subject to the reporting obligations under clause (1) of the preceding paragraph, the Company will furnish or caused to be furnished to the Trustee:

(a)           an English language version of its annual audited consolidated financial statements prepared in accordance with Brazilian GAAP, together with a discussion of the Company’s financial condition and results of operations in accordance with past practice for the annual period presented, promptly upon such financial statements becoming available but no later than 120 days after the close of its fiscal year; and;

(b)           an English language version of its unaudited quarterly financial statements prepared in accordance with Brazilian GAAP, together with a discussion of the Company’s financial condition and results of operations in accordance with past practice for the quarterly period presented, promptly upon such financial statements becoming available but no later than 60 days after the close of each of the first three fiscal quarters of each fiscal year.

So long as the Securities are outstanding, the Issuer and the Company shall make available the information specified in the preceding paragraphs at the specified office of the paying agent for the Securities.

Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of such thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Company’s compliance with any of its respective covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.03       Limitation on Debt and Disqualified Stock.

(a)           the Company

(1)           shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); and

(2)           shall not, and shall not permit any Restricted Subsidiary to, Incur any Disqualified Stock (other than Disqualified Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held), provided that the Company or any of its Restricted Subsidiaries may Incur Debt and Disqualified Stock if, on the date of the Incurrence, after giving pro forma effect to the Incurrence and the receipt and the application of the proceeds therefrom, the Net Debt to EBITDA Ratio shall not exceed (i) 5.5 to 1.0 if such Incurrence occurs after the Issue Date and on or prior to December 31, 2010, (ii) 4.75 to 1.0 if such Incurrence occurs after December 31, 2010 and on or prior to December 31, 2011, and (iii) 3.75 to 1.0 if such Incurrence occurs on or after January 1, 2012.

(b)           Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1)           Debt of the Company or a Restricted Subsidiary so long as such Debt is owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company, is subordinated in right of payment to the Securities;

(2)           Debt of the Issuer pursuant to the Securities (other than relating to Additional Securities) and Debt of the Company pursuant to the Company Guarantee (other than Additional Securities);

(3)           Debt of the Company or a Restricted Subsidiary (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(A)          in case the Debt to be refinanced is subordinated in right of payment to the Securities, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Securities at least to the extent that the Debt to be refinanced is subordinated to the Securities,

(B)           the new Debt does not have a Stated Maturity prior to (i) the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, or (ii) the 91st day after the Stated Maturity of the Securities and does not have any scheduled principal payments prior to such date; provided, however, that this clause (B) shall not apply with respect to any refinancing of the Export Prepayment Facility or any Advanced Transaction; and

(C)           Debt Incurred pursuant to clauses (1), (4), (5), (8), (9), (10), (11), (12) and (13) of Section 4.03(b) shall not be refinanced pursuant to this Section 4.03(b)(3);

(4)           Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business or directly related to Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture, and in each case not for speculative purposes;

(5)           Debt of the Company or any Restricted Subsidiary in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers’ acceptances, completion guarantees and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of their business or Debt with respect to reimbursement type obligations regarding workers’ compensation claims;

(6)           Acquired Debt of the Company or any Restricted Subsidiary, and refinancings thereof, in an aggregate principal amount not to exceed at any one time outstanding U.S.$150,000,000;

(7)           Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date;

(8)           Debt of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds (including non-cash proceeds) actually received by the Company or any Restricted

Subsidiary thereof in connection with such disposition, provided that such Debt is not reflected on the balance sheet of the Company or any Restricted Subsidiary, other than as contingent obligations referred to in a footnote to the financial statements;

(9)           Debt of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

(10)         Debt of the Company or any Restricted Subsidiary, including but not limited to obligations under Capital Leases, mortgage financings or purchase money obligations, incurred for the purpose of financing (whether prior to or within 365 days after) all or any part of the purchase price or cost of construction or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof, in an aggregate amount not to exceed at any one time outstanding the greater of (i) U.S.$250,000,000 and (ii) 2.75% of the Company’s Consolidated Net Tangible Assets;

(11)         Debt of the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities in accordance with this Indenture;

(12)         Guarantees by the Company or any Restricted Subsidiary of Debt permitted to be Incurred pursuant to this Section 4.03, provided that if such Debt is subordinated in right of payment to the Securities or the Company Guarantee, any such guarantee with respect to such Debt shall be subordinated in right of payment to the Company Guarantee;

(13)         Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(14)         Debt of the Company or any Restricted Subsidiary under one or more lines of credit or working capital facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability to the Company and its Restricted Subsidiaries) not to exceed at any one time outstanding the greater of (i) U.S.$250,000,000 and (ii) 7.5% of the Company’s Consolidated Gross Revenues; and

(15)         Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount not to exceed at any one time outstanding the greater of (i) U.S.$175,000,000 and (ii) 3.0% of the Company’s Consolidated Net Tangible Assets.

(c)          Notwithstanding anything to the contrary in this Section 4.03, the maximum amount of Debt that the Company and its Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

(d)           For purposes of determining compliance with this Section 4.03, in the event that any proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.03(b), or is entitled to be Incurred pursuant to Section 4.03(a), the Company and its Restricted Subsidiaries shall be permitted to classify such item of Debt at the time of its Incurrence in any manner that complies with this Section 4.03 or to later reclassify all or a portion of such item of Debt.

(e)           the Company shall not Incur any Debt that is subordinate in right of payment to other Debt of the Company unless such Debt is also subordinate in right of payment to the Securities or the relevant Company Guarantee on substantially identical terms.

(f)            The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms shall not be deemed to be an Incurrence of Debt for purposes of this Section 4.03; provided that any such outstanding additional Debt or Disqualified Stock paid in respect of Debt Incurred pursuant to any provision of Section 4.03(b) shall be counted as Debt outstanding for purposes of any future Incurrence of Debt pursuant to Section 4.03(a).

(g)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred or, in the case of revolving credit Debt, first committed; provided that if such Debt is Incurred to refinance other Debt denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Debt is denominated that is in effect on the date of such refinancing.

SECTION 4.04       Limitation on Restricted Payments.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(A)          declare or pay any dividend or make any distribution on its Equity Interests held by Persons other than the Company or any of its Restricted Subsidiaries (other than (i) dividends or distributions paid in the Company’s Qualified Equity Interests and (ii) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly, by the Company);

(B)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(C)           repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt, except (i) a payment of interest and (ii) a repayment, redemption, repurchase, defeasance or acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such repurchase, defeasance or acquisition or retirement; or

(D)          make any Investment (other than Permitted Investments);

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing,

(2)           the Company could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.03(a) and

(3)           the aggregate amount expended for such Restricted Payment and all other Restricted Payments made on or after the Issue Date would not, subject to Section 4.04(d), exceed the sum of:

(A)          50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to this Indenture, plus

(B)           subject to paragraph (c), the aggregate net cash proceeds and the fair market value of property other than cash received by the Company (other than from a Restricted Subsidiary) after the Issue Date from

(i)            the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into or exchanged for Qualified Equity Interests of the Company, or

(ii)           as a contribution to its common equity, plus

(C)           without duplication of any amount included in the calculation of Consolidated Net Income, an amount equal to the sum of (i) the aggregate amount of cash and the fair market value of any asset received by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted

Subsidiaries in any Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital and (ii) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

(D)          without duplication of any amount included above under this clause, 100% of any dividends received by the Company or any of its Restricted Subsidiaries from an Unrestricted Subsidiary.

The amount expended in any Restricted Payment, if other than in cash, shall be deemed to be the fair market value of the relevant non-cash assets, as determined, with respect to amounts at or below U.S.$15,000,000, by an Officer of the Company, whose determination shall be conclusive and evidenced by an Officer’s Certificate, and with respect to amounts above U.S.$15,000,000, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors.

(b)           Section 4.04(a) shall not prohibit the declaration and payment of mandatory dividends, in an amount equivalent to not more than the greater of (i) 25% of the Company’s adjusted Net Income (as defined under Brazilian corporate law) and (ii) the Minimum Legally Required Dividend; provided, that the payment of such amounts is in compliance with the Brazilian corporate law and the Company’s bylaws and that the Company’s Board of Directors, with the approval of the fiscal council, if in existence at such time, has not reported to the general shareholders’ meeting that the distribution would not be advisable given the financial condition of the Company or its Subsidiaries.

(c)           Neither Section 4.04(a) nor Section 4.04(b) shall prohibit:

(1)           the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.04(a);

(2)           payments of Subordinated Debt owed to the Company or any of its Restricted Subsidiaries, the incurrence of which was permitted under Section 4.03(b)(1);

(3)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)           any Restricted Payment made in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company not representing an interest in Disqualified Stock;

(5)           repurchases of Equity Interests of the Company deemed to occur upon exercise of warrants, options or rights to acquire Equity Interests if such Equity Interests represent a portion of the exercise price of such warrants, options or rights or nominal cash payments in lieu of issuances of fractional shares;

(6)           the payment of dividends, distributions or other amounts to fund the repurchase, redemption or other acquisition or retirement for value of any of the Company’s Equity Interests or any Equity Interests of any of its Restricted Subsidiaries held by any then-existing or former director, officer, employee, independent contractor or consultant of the Company, its direct or indirect parent or any of its Restricted Subsidiaries or their respective assigns, estates or heirs; provided, however, that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death or disability, does not exceed U.S.$10,000,000 in the aggregate in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum payment (without giving effect to the following proviso) of U.S.$15,000,000 in any calendar year); provided further that the amounts in any fiscal year may be increased by an amount not to exceed: (i) the cash proceeds received by the Company from the sale of Qualified Equity Interests of the Company to any present or former employees, directors, officers or consultants (or their respective permitted transferees) of the Company or any of its Restricted Subsidiaries following the Issue Date, to the extent that such cash proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3) or Section 4.04(c)(4); plus (ii) the cash proceeds of “key man” life insurance policies received by the Company or any of its Restricted Subsidiaries since the Issue Date;

(7)           repurchases of Subordinated Debt at a purchase price not greater than (i) 101% of the principal amount or accreted value, as applicable, of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount or accreted value, as applicable, of such Subordinated Debt and accrued and unpaid interest thereon in the event of an Asset Sale, in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if: (a) in the case of a Change of Control, the Issuer or the Company has first complied with and fully satisfied its obligations under Section 4.08; or (b) in the case of an Asset Sale, the Company has first complied with and fully satisfied its obligations under Section 4.06;

(8)           Restricted Payments in aggregate amount not to exceed U.S.$20,000,000;

(9)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in an aggregate amount not to exceed U.S.$150,000,000 in connection with the issuance of any security that is convertible into Equity Interests or any similar transaction, issued or Incurred in compliance with Section 4.03; or

(10)         the payment of dividends, distributions or other amounts on Disqualified Stock of the Company, not to exceed U.S.$150,000,000 in aggregate amount, issued or Incurred in compliance with Section 4.03, provided that, in the case of clauses (2), (5), (6), (7), (8), (9) and (10) of this Section 4.04(c) no Default or Event of Default has occurred and is continuing or would occur as a result thereof.

(d)           In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, only amounts expended pursuant to Section 4.04(c)(1), Section 4.04(c)(6) and Section 4.04(c)(7) shall be included in such calculation under Section 4.04(a).

SECTION 4.05       Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           Except as provided in Section 4.05(b), the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

(2)           pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

(3)           make loans or advances to the Company or any other Restricted Subsidiary, or

(4)           transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)           The provisions of Section 4.05(a) do not apply to any encumbrances or restrictions:

(1)           existing on the Issue Date as provided for in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Securityholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2)           existing under or by reason of applicable law;

(3)           existing with respect to any Person, or to the Property of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, which encumbrances or restrictions: (i) are not applicable to any other Person or the Property of any other Person; and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Securityholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4)           with respect to any agreement governing Debt of any Restricted Subsidiary that is permitted to be Incurred under Section 4.03; provided that (i) the encumbrance or restriction is not materially disadvantageous to the holders of the Securities than is customary in comparable financings, and (ii) the Company determines that on the date of the Incurrence of such Debt, that such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the Securities;

(5)           of the type described in clause Section 4.05(a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any Property of, the Company or any Restricted Subsidiary;

(6)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property of, the Restricted Subsidiary that is permitted under Section 4.06;

(7)           with respect to a Restricted Subsidiary and imposed pursuant to a customary provision in a joint venture or other similar agreement with respect to such Restricted Subsidiary that was entered into in the ordinary course of business;

(8)           imposed by the standard loan documentation in connection with loans from (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including loans from Financiadora de Estudos e Projetos—FINEP), or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer; and

(9)           required pursuant to this Indenture.

SECTION 4.06       Limitation on Sales of Assets.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)           The Asset Sale is for fair market value.

(2)           At least 75% of the consideration consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), the assumption by the purchasers of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received by the Company or any of its Restricted Subsidiaries from the purchasers that are converted into cash within 180 days of the closing shall be considered to be cash received at closing).

(3)           Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds shall be used:

(A)          to permanently repay Debt other than Subordinated Debt of the Company or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary, or

(B)                                to acquire (or within such 365-day period, the Board of Directors shall have made a good faith determination to acquire, which acquisition shall be consummated prior to the second anniversary of such Asset Sale) (i) Productive Assets or (ii) all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

(4)                                  Notwithstanding clauses (2) and (3) above, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such clauses to the extent at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; provided that any consideration not constituting Productive Assets received by the Company or any Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this clause shall be applied (in the case of cash, Cash Equivalents and Marketable Securities within 365 days after the receipt thereof) in accordance with the provisions of clause (3) above.

(5)                                  The Net Cash Proceeds of an Asset Sale not applied (or determined by the Board of Directors to be applied) pursuant to Section 4.06(a)(3) within 365 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than U.S.$50,000,000 (or the equivalent thereof at the time of determination) shall be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds such amount, the Company shall, within 30 days, make an offer to purchase (the “Asset Sale Offer”) Securities having a principal amount equal to:

(A)                              accumulated Excess Proceeds, multiplied by

(B)                                a fraction (i) the numerator of which is equal to the outstanding principal amount of the Securities and (ii) the denominator of which is equal to the outstanding principal amount of the Securities and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest U.S.$1,000.

(b)                                 The purchase price for the Securities shall be 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of purchase (the sum of such purchase prices, the “Offer Amount”). If the Asset Sale Offer is for less than all of the Outstanding Securities and Securities in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company shall purchase Securities having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Securities in multiples of U.S.$1,000 principal amount shall be purchased, provided that after a purchase from a holder in part, such holder shall hold U.S.$100,000 in principal amount of Securities or a multiple of U.S.$1,000 in excess thereof. Upon completion of the Asset Sale Offer, Excess Proceeds shall be reset at zero.

(c)                                  Promptly, and in any event within 30 days after the Company becomes obligated to make an Asset Sale Offer, the Issuer or the Company shall deliver to the Trustee and send to each Holder a written notice in accordance with Section 13.01, stating that the Holder may elect to have its Securities purchased by the Issuer or the Company, as the case may be, either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Asset Sale Offer is oversubscribed) in integral multiples of U.S.$1,000 of principal amount, at the applicable purchase price. The notice shall specify the Purchase Date and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision and all instructions and materials, as determined in good faith by the Company, necessary to tender Securities pursuant to the Asset Sale Offer.

(1)                                  Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the Offer Amount, (B) the intended allocation of the Net Cash Proceeds from the Asset Sale pursuant to which such Asset Sale Offer is being made and (C) the compliance of such allocation with the provisions of Sections 4.06(a)(1) through (5). The Issuer or the Company, as the case may be, shall, to the extent lawful, irrevocably deposit with the Trustee or with the Paying Agent the principal amount of, and accrued and unpaid interest on, all Securities (or portions thereof) which have been validly tendered and accepted by the Issuer or the Company, as the case may be, for redemption in accordance with the provisions of Section 2.04 and this Section 4.06. Upon the expiration of the Offer Period, in all events no later than one Business Day after the expiration of the Offer Period, each Holder shall deliver to the exchange agent for cancellation the Securities or portions thereof which have been properly tendered (and not withdrawn) and are to be accepted by the Issuer or the Company, as the case may be. The Paying Agent shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each Holder of Securities properly tendered the amount of the purchase price for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security shall be in a principal amount of U.S.$100,000 or an integral multiple of U.S.$1,000. In the event that the aggregate purchase price of the Securities delivered by the Issuer or the Company, as the case may be, to the Trustee or Paying Agent is more than the Offer Amount applicable to the Securities, the Trustee or the Paying Agent shall deliver the excess to the Issuer or the Company, as the case may be, immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(2)                                  Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the exchange agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if each of the exchange agent and the Issuer or the Company, as the case may be, receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(3)                                  At the time the Holder delivers Securities to the exchange agent for cancellation which are to be accepted for purchase, the Issuer shall also deliver an Officer’s

Certificate stating that such Securities are to be accepted for purchase by the Issuer pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d)                                 The Issuer and the Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 4.06, each of the Issuer and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

(e)                                  Pending application in accordance with this Section 4.06, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings, if any, or invested in Cash Equivalents. The fair market value for any Asset Sale with consideration at or below U.S.$50,000,000 shall be determined by an Officer of the Company, whose determination shall be conclusive and evidenced by an Officer’s Certificate, and with consideration above U.S.$50,000,000, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors.

SECTION 4.07                    Limitation on Transactions with Affiliates.

(a)                                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b)                                 In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of U.S.$10,000,000 (or the equivalent thereof at the time of determination), the Company shall first deliver to the Trustee an Officer’s Certificate to the effect that such transaction or series of related transactions are on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction and is otherwise compliant with the terms of this Indenture.

(c)                                  Neither Section 4.07(a) nor Section 4.07(b) shall apply to:

(1)                                  any transaction between the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(2)                                  the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3)                                  Permitted Investments and any Restricted Payments that do not violate the provisions under Section 4.04;

(4)                                  any issuance or sale of Equity Interests (other than Disqualified Stock);

(5)                                  transactions or payments (including loans and advances) pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(6)                                  transactions pursuant to agreements in effect on the Issue Date and described in the Offering Memorandum, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(7)                                  any Sale Leaseback Transaction otherwise permitted under Section 4.11 if such transaction is on market terms;

(8)                                  any advance, loan or other extension of credit (or guarantee thereof) in connection with the use of the proceeds of the Securities (including any Additional Securities) as well as additional loans outstanding from the Company or any of its Restricted Subsidiaries to an Affiliate to the extent that any such advance, loan or other extension of credit (i) has a Stated Maturity that is prior to the Stated Maturity of the Securities and (ii) is on market terms;

(9)                                  (i) transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms, or (ii) transactions with joint ventures or other similar arrangements entered into in the ordinary course of business, on market terms and consistent with past practice or industry norms;

(10)                            (i) any advance, loan or other extension of credit (or guarantee thereof) from (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including loans from Financiadora de Estudos e Projetos—FINEP), or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer and (ii) any other transaction with BNDES Participações S.A. or any of its Affiliates;

(11)                            transactions with joint ventures or other similar arrangements pursuant to supply or purchase arrangements (i) in effect on the Issue Date, as amended, modified or replaced from time to time and (ii) as may be entered into after the Issue Date; provided that the amendment, modification, replacement or new arrangement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date; and

(12)                            the provision of administrative services to any joint venture or Unrestricted Subsidiary on substantially the same terms provided to or by Restricted Subsidiaries.

SECTION 4.08                    Repurchases at the Option of the Holders Upon Change of Control.

(1)                                  Upon the occurrence of a Change of Control that results in a Rating Decline, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof) of that Holder’s Securities pursuant to a Change of Control Offer. No such purchase in part shall reduce the outstanding principal amount of the Securities held by any Holder to below U.S.$100,000. In the Change of Control Offer, the Issuer or the Company shall offer a Change of Control Payment.

(2)                                  Within 30 days following any Change of Control, the Issuer or the Company shall make a Change of Control Offer by notice to each Holder in accordance with the provisions of Section 13.01, stating:

(A)                              that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Securities in exchange for its respective portion of the Change of Control Payment;

(B)                                an expiration date (the “Expiration Date”) not less than 30 days or more than 60 days after the date of the Change of Control Offer;

(C)                                the Change of Control Payment and the Change of Control Payment Date;

(D)                               information concerning the business of the Company and its Subsidiaries, including the relevant facts regarding such Change of Control, which the Issuer in good faith believes shall enable the Holders to make an informed decision with respect to the Change of Control Offer; and

(E)                                 the instructions, as determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.

(3)                                  Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the exchange agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if each of the Trustee and the Issuer receives not later than one Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4)                                  On the Change of Control Payment Date, the Issuer or the Company shall, to the extent lawful:

(A)                              accept for payment all Securities or portions of Securities properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(B)                                deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not validly withdrawn; and

(C)                                deliver or cause to be delivered, if applicable, to the Trustee for cancellation the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuer or the Company.

(5)                                  The Paying Agent shall promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security shall be in a principal amount of U.S.$100,000 or an integral multiple of U.S.$1,000 in excess thereof. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder. The Issuer or the Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(6)                                  Notwithstanding the foregoing, neither the Issuer nor the Company shall be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Issuer or the Company, and such third party purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all Outstanding Securities has been given pursuant to Section 3.03, unless and until there is a default in payment of the applicable redemption price.

(7)                                  The Issuer and the Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 4.08, each of the Issuer and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

(8)                                  Notwithstanding anything to the contrary contained in this Section 4.08, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

SECTION 4.09                    Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing the payment of Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities or the Company Guarantee, as applicable, are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Securities or any Company Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

SECTION 4.10                    Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless the Company or such Restricted Subsidiary would be entitled to:

(1)                                  Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03, and

(2)                                  create a Lien on such Property or asset securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.09.

in which case, the corresponding Debt and Lien shall be deemed incurred pursuant to those provisions.

SECTION 4.11                    Maintenance of Corporate Existence. Subject to Article 5 and Article 10 hereof, each of the Issuer and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and shall use its reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that neither the Issuer nor the Company shall be required to preserve any such right or franchise if its Board of Directors or management, respectively, shall determine in its sole discretion that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof would not reasonably be expected to have a Material Adverse Effect; provided further that this Section 4.11 does not prohibit any transaction otherwise permitted by Section 4.06, Section 5.01, or Article 10.

SECTION 4.12                    Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.13                    [Reserved].

SECTION 4.14                    [Reserved].

SECTION 4.15                    Payment of Taxes and Other Claims. Each of the Issuer and the Company shall pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties, unless in each of clause (a) and clause (b), such taxes, assessments, governmental charges or levies or lawful claims are then the subject of a Good Faith Contest or except where nonpayment thereof would not have a Material Adverse Effect.

SECTION 4.16                    [Reserved].

SECTION 4.17                    [Reserved].

SECTION 4.18                    Maintenance of Office or Agency in the State of New York. The Issuer and the Company shall ensure the maintenance in the State of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer or the Company in respect of the Securities and this Indenture may be served. The Issuer and the Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Company shall fail to ensure the maintenance of any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and, in such event, the Trustee shall act as the Issuer’s and the Company’s agent to receive all such presentations, surrenders, notices and demands.

The Issuer and the Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve either the Issuer or the Company of its obligation to maintain an office or agency in the State of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.19                    Notices of Certain Events. The Company shall deliver to the Trustee:

(1)                                  within 180 days after the end of each fiscal year (or 120 days if the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act) an Officer’s Certificate stating that the Company has fulfilled its obligations under this Indenture or, if there has been a Default, specifying the Default and its nature and status; and

(2)                                  as soon as possible and in any event within 10 days after it becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

SECTION 4.20                    Irish Listing. In the event that the Securities are listed on the Irish Stock Exchange for trading on the Global Exchange Market, the Issuer and the Company will use their commercially reasonable efforts to maintain such listing; provided, that if such listing of the Securities shall be obtained and it subsequently becomes impracticable or unduly burdensome, in the good faith determination of the Issuer and the Company, to maintain, due to changes in listing requirements occurring subsequent to the Issue Date, the Company may de-list the Securities from the Irish Stock Exchange; and, in the event of any such de-listing, the Company shall use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, exchange or system within or outside the European Union as it may reasonably decide, provided, that if such alternative admission is not available or is, in the Issuer and the Company’s reasonable opinion, unduly burdensome, the Issuer and the Company shall have no further obligation in respect of any listing of the Securities.

SECTION 4.21                    Additional Amounts. (a) All payments by the Issuer in respect of the Securities or by the Company in respect of the Company Guarantee shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, Brazil or any other jurisdiction or political subdivision thereof in which the Issuer or the Company is organized or incorporated, as applicable, or is a resident for tax purposes having power to tax (a “Relevant Jurisdiction”), unless the Issuer or the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Issuer or the Company shall make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Securities in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

(1)                                  to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the Relevant Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Security or enforcement of rights and the receipt of payments with respect to the Security;

(2)                                  in respect of Securities presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder of such Security would have been entitled to such Additional Amounts, on surrender of such note for payment on the last day of such period of 30 days;

(3)                                  where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000;

(4)                                  to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Jurisdiction, if (i) compliance is required by the Relevant Jurisdiction, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (ii) the Issuer has given the holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(5)                                  in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(6)                                  in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Security or by direct payment by the Issuer or the Company in respect of claims made against the Issuer or the Company; or

(7)                                  in respect of any combination of the above.

All references to principal and interest in respect of the Securities shall be deemed also to refer to any Additional Amounts, unless the context requires otherwise, which may be payable as set forth in this Indenture or in the Securities.

(b)                                 In addition, no Additional Amounts shall be paid with respect to any payment on a Security to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(c)                                  “Relevant Date” means, with respect to any payment on a Security, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee. Except as specifically provided in this Section 4.21, neither the Issuer nor the Company shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(d)                                 In the event that Additional Amounts actually paid with respect to the Securities described in this Section 4.21 are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer.

(e)                                  Any reference in this Indenture or the Securities to principal, interest or any other amount payable in respect of the Securities by the Issuer or the Company Guarantee

shall be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section 4.21.

(f)                                    The foregoing obligation in this Section 4.21 shall survive termination or discharge of this Indenture, payment of the Securities and/or the resignation or removal of the Trustee or any agent hereunder.

SECTION 4.22                    Payments and Paying Agent. (a) Whenever the Issuer shall appoint a Paying Agent other than Deutsche Bank Trust Company Americas with respect to the Securities, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.22:

(1)                                  that it will hold all sums received by it as such agent for the payment of the principal of or interest, as the case may be, on any Securities (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders;

(2)                                  that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on any Securities, as the case may be (including Additional Amounts), and any other payments to be made by or on behalf of the Issuer under this Indenture or the Securities when the same shall be due and payable; and

(3)                                  that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (2) above.

(b)                                 The Trustee shall arrange with the Paying Agent for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Securities (including Additional Amounts) and of the compensation of such Paying Agent for its services as such.

(c)                                  Anything in this Section 4.22 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by the Issuer or the Paying Agent hereunder as required by this Section 4.22, such sums to be held by the Trustee upon the trusts herein contained.

(d)                                 Anything in this Section 4.22 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.04.

SECTION 4.23                    Maintenance of Insurance. The Company shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound insurance companies and in such amounts and covering such risks as are usually carried by companies of good repute engaged in similar businesses and owning and/or operating properties or facilities similar to those owned and/or operated by the Company or such Subsidiary, as the case may be, in the same general areas in which the Company or such Subsidiary owns and/or operates its properties or facilities.

SECTION 4.24                    Limitation on Designation of Unrestricted Subsidiaries.

(a)                                  The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)                                  no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation;

(2)                                  any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 4.07; and

(3)                                  the Company would be permitted to make an Investment in an Unrestricted Subsidiary at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment in an Unrestricted Subsidiary at the time of Designation) as a Restricted Payment pursuant to Section 4.04(a) in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date.

(b)                                 The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1)                                  no Default or Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

(2)                                  all Debt and Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(c)                                  The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company and an Officer’s Certificate delivered to the Trustee certifying compliance with the preceding provisions.

SECTION 4.25                    Ranking. Each of the Issuer and the Company shall ensure that its respective obligations under this Indenture, the Securities and the Company Guarantee shall at all times constitute direct and unconditional obligations of the Issuer or the Company, ranking at all times at least pari passu in priority of payment among themselves and with all other Debt of such Person, except to the extent any such other Debt ranks above such obligations by reason of Liens permitted under Section 4.09.

SECTION 4.26                    Use of Proceeds. The Issuer and the Company shall use the proceeds of the sale of the Initial Securities issued in the Issue Date as set forth under “Use of Proceeds” in the Offering Memorandum; provided that this Section 4.26 shall not apply to the issuance of any Additional Securities.

SECTION 4.27                    Permitted Business of the Issuer. The Issuer shall not take the following actions or engage in the following activities or transactions:

(1)                                  engaging in any business or entering into, or being a party to, any transaction or agreement except for:

(A)                              the issuance, sale, redemption, repurchase or defeasance of the Securities (including any Additional Securities) and any other Debt permitted to be Incurred pursuant to this Indenture and activities incidentally related thereto;

(B)                                entering into affiliate debt transactions, including import and export financing transactions, with regards to proceeds from the Securities (including any Additional Securities) and other Debt permitted to be Incurred pursuant to this Indenture;

(C)                                entering into Hedging Agreements not for speculative purposes;

(D)                               as required by law;

(E)                                 in order to maintain its corporate existence; and

(F)                                 in connection with any transaction not otherwise prohibited under this Section 4.27;

(2)                                  acquiring or owning any Subsidiaries or other assets or properties, except (i) an interest in Hedging Agreements relating to its Debt and instruments evidencing interests in the foregoing; (ii) cash, Cash Equivalents or Marketable Securities; (iii) any assets related to affiliate debt transactions, including import and export financing transactions and other Debt permitted to be Incurred pursuant to this Indenture; (iv) the Securities and other Debt permitted to be Incurred pursuant to this Indenture; and (v) other non-material assets and properties;

(3)                                  Incurring any additional Debt, except for additional Debt that is permitted under Section 4.03;

(4)                                  creating, assuming, incurring or suffering to exist any Lien upon any properties or assets whatsoever, including Liens which would otherwise constitute Permitted Liens in the case of the Company or any Restricted Subsidiary, except for any Liens imposed by law;

(5) (a) entering into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, except (i) to the extent that it complies with the conditions set forth in Section 5.01 (substituting “Issuer” for “the Company” and “Security” for “Company Guarantee” therein) and (ii) with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another jurisdiction (so long as reincorporation in such jurisdiction does not materially adversely affect the rights of the Holders of the Securities) or (b) selling, leasing, conveying or otherwise disposing of any of its assets or receivables, other than (i) cash, Cash Equivalents and Marketable Securities for repurchases of the Securities pursuant to, and in accordance with the terms of, this Indenture and (ii) all or substantially all of its assets (in connection with a liquidation or otherwise) to the extent that it complies with Section 5.01 (substituting “Issuer” for “the Company” and “Security” for “Company Guarantee” therein); and

(6)                                  amending, supplementing, waiving or otherwise modifying certain specified provisions of the documents relating to the Issuer’s rights or benefits under its articles of association without the written consent of the Holders of a majority in principal amount of the Outstanding Securities if such amendment, supplement, waiver or modification would materially adversely affect the rights of the Securityholders.

SECTION 4.28                    Ownership of Voting Stock of the Issuer. The Company shall own, directly or indirectly, a majority of the Voting Stock of the Issuer.

Article 5

Consolidation, Merger, or Sale of Substantially All Assets

SECTION 5.01                    Consolidation, Merger, or Sale of Substantially All Assets.

(a)                                  The Company shall not, in a single transaction or a series of related transactions:

(A)                              consolidate with or merge with or into any Person, or

(B)                                sell, convey, transfer, assign, or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or

(C)                                permit any Person to merge with or into the Company;

unless

(1)                                  either: (i) the Company is the continuing Person; or (ii) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of Brazil or any political subdivision thereof, the United States or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (“OECD”) and expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Company Guarantee;

(2)                                  immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing;

(3)                                  immediately after giving effect to the transaction on a pro forma basis, the Company or the Successor Company (i) could Incur at least U.S.$1.00 of Debt under Section 4.03(a) or (ii) would have a Net Debt to EBITDA Ratio less than or equal to the Company immediately prior to such transaction;

(4)                                  (i) if the Company is organized under Brazilian law and merges with a corporation, or the Successor Company is, organized under the laws of the United States, any State thereof or the District of Columbia or any country member of the OECD, or (ii) if the Company is organized under the laws of the United States, any State thereof or the District of Columbia and merges with a corporation, or the Successor Company is, organized under the laws of Brazil or any country member of the OECD, then the Company or the Successor Company shall have delivered to the Trustee an Opinion of Counsel from each of Brazilian, U.S. and the successor jurisdiction counsel to the effect that, as applicable, the Holders of the Securities will not recognize income, gain or loss for U.S. or Brazilian or the successor jurisdiction income tax purposes as a result of the transaction; and

(5)                                  the Company, or the Successor Company, as the case may be, delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided that clauses (2) and (3) of this Section 5.01(a) do not apply to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company; provided further that clauses (1) through (5) of this Section 5.01(a) do not apply to the consolidation or merger of Aracruz Celulose S.A., or any company that holds Capital Stock of Aracruz Celulose S.A., into the Company or a Restricted Subsidiary and any transactions reasonably related, incidental, complementary or ancillary to such merger.

(b)                                 The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons, except to the extent permitted under Section 4.10.

(c)                                  The Company shall not sell or otherwise transfer any Equity Interest in the Issuer (other than directors’ qualifying shares) to any other Person other than a Restricted Subsidiary of the Company unless the Company becomes the direct obligor under the Securities.

(d)                                 Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Company Guarantee with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, unless the successor is one or more of the Company’s Restricted Subsidiaries, the Company shall be released from its obligations under this Indenture and the Company Guarantee.

Article 6

Defaults and Remedies

SECTION 6.01                    Events of Default. An “Event of Default” occurs if:

(1)                                  the Issuer defaults in the payment of the principal or any related Additional Amounts, if any, of any Security when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(2)                                  the Issuer defaults in the payment of interest or any related Additional Amounts, if any, on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)                                  the Company fails to comply with Section 5.01;

(4)                                  The Issuer or the Company, as the case may be, defaults in the performance of or breaches any other of its covenants or agreements in this Indenture or under the Securities and the default or breach continues for a period of 60 consecutive days after written notice to the Issuer and/or the Company, as the case may be, by the Trustee acting at the direction of Holders of 25% or more in aggregate principal amount of the Securities, or to the Issuer, the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities;

(5)                                  there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)                                  one or more final and non-appealable judgments or orders for the payment of money are rendered against the Issuer, the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$50,000,000 or the equivalent thereof at the time of determination (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)                                  an involuntary case or other proceeding is commenced against the Issuer, the Company or any of its Significant Subsidiaries with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, administrador judicial, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or a final order for relief is entered against the Issuer, the Company or such Restricted Subsidiaries under relevant bankruptcy laws as now or hereafter in effect;

(8)                                  the Issuer, the Company or any of its Significant Subsidiaries (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperação judicial ou extrajudicial or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law (with respect to the Issuer, other than any liquidation in connection with the transfer of all or substantially all of its assets in compliance with Section 4.27), (ii) consents to the appointment of or taking possession by a receiver, administrador judicial, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any such Restricted Subsidiaries or for all or substantially all of the Property of the Issuer, the Company or any such Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors;

(9)                                  the Company Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Company denies or disaffirms its obligations under the Company Guarantee;

(10)                            any event occurs that under the laws of the Cayman Islands or Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause Section 6.01(7) or Section 6.01(8); or

(11)                            all or substantially all of the undertaking, assets and revenues of the Issuer, the Company or any of its Significant Subsidiaries is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Issuer, the Company or any of its Significant Subsidiaries is prevented by any such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of its undertaking, assets and revenues.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02                    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or Section 6.01(8) with respect to the Issuer, the Company or any of its Significant Subsidiaries) occurs and is continuing under this Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the unpaid principal of and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal and interest shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or Section 6.01(8) occurs, the unpaid principal of and accrued interest on the Securities then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon the Securities becoming due and payable under this Section 6.02, the Company shall duly comply with any and all then-applicable Central Bank regulations for remittance of funds outside of Brazil.

SECTION 6.03                    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04                    Rescission/Annulment of Declaration; Waiver of Past Defaults. The holders of a majority in principal amount of the Outstanding Securities by written notice to the Issuer, the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)                                  all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)                                  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in Section 6.02 or Section 9.02, the Holders of a majority in principal amount of the outstanding Securities may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05                    Control by Majority. The Holders of a majority in principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.

SECTION 6.06                    Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Securities, unless:

(1)                                  the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)                                  Holders of at least 25% in aggregate principal amount of outstanding Securities have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3)                                  Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)                                  the Trustee within 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities have not given the Trustee a direction that is inconsistent with such written request;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders.

SECTION 6.07                    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest (and Additional Amounts), if any, on such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.08                    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

SECTION 6.09                    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10                    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:           to the Trustee for amounts due under Section 7.06;

SECOND:         to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:            to the Issuer or, to the extent the Trustee collects any amounts from the Company, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10 and shall promptly notify the Issuer thereof. At least 15 days before such record date, the Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12       Waiver of Stay or Extension Laws. Neither the Issuer nor the Company (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01       Duties of Trustee.

(1)          Except during the continuance of an Event of Default:

(a)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. Notwithstanding the foregoing, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not, and is under no obligation to, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)           Following the occurrence and continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(3)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)   this Section 7.01(3) does not limit the effect of Section 7.01(1);

(b)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 (1), (2) and (3).

(5)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Company.

(6)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(8)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02       Rights of Trustee. (1) Subject to Section 7.01 hereof, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document but may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Company, personally or by agent or attorney at the sole cost of the Issuer and the

Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(2)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(3)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(5)           The Trustee may consult with counsel appointed with due care and the advice or Opinion of Counsel of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or such opinion of such counsel.

(6)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(7)           The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default under Section 6.01 (1) or Section 6.01(2)) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(8)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(9)           The Trustee may request that the Company and the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.

SECTION 7.03       Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.09 and Section 7.10.

SECTION 7.04       Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Company

Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05       Notice of Defaults. If any Event of Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee shall send notice of the Event of Default to each holder within 90 days after it occurs, unless the Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as a trust committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders. The Trustee shall not be charged with knowledge of any Default or Event of Default other than a Default under Section 6.01(1) or Section 6.01(2) hereof unless a Trust Officer in the Corporate Trust Office of the Trustee shall have received written notice thereof from the Issuer, the Company or a Securityholder, expressly referencing this Indenture and the Securities.

SECTION 7.06       Compensation and Indemnity. The Issuer and the Company shall pay to the Trustee from time to time such compensation for its services hereunder as the parties may from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Company, jointly and severally, shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 7.06 shall be deemed to include its directors, officers, agents and employees), the Paying Agent and the Registrar against any and all loss, liability or expense (including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable and documented attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and/or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.06, except to the extent that such loss, damage, claim, liability or expense is due to its own willful misconduct, negligence or bad faith. The Trustee, the Paying Agent or the Registrar, as applicable, shall notify the Issuer and the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee, the Paying Agent or the Registrar to so notify the Issuer and the Company shall not relieve the Issuer and the Company of their obligations hereunder. The Issuer and the Company shall defend the claim and the Trustee, the Paying Agent or the Registrar may have separate counsel and the Issuer and the Company shall pay the reasonable and documented fees and expenses of such counsel; provided that the Issuer and the Company shall not be required to pay such fees and expenses if they assume such indemnified party’s defense and, in such indemnified party’s reasonable judgment, there is no conflict of interest between the Issuer and the Company and such parties in connection with such defense. In no event shall the Issuer or the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance. The Issuer and the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s and the Company’s obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Amounts, if any, on particular Securities.

The Issuer’s and the Company’s payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture, final payment on the Securities and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer or the Company, the expenses are intended to constitute expenses of administration under the U.S. Bankruptcy Code.

SECTION 7.07       Replacement of Trustee. The Trustee may resign at any time by written notice to the Issuer and the Company. The Holders of a majority in principal amount of the Outstanding Securities may remove the Trustee by written notice to the Trustee and the Issuer and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.09;

(2)                                  the Trustee is adjudged bankrupt or insolvent or an order of relief is entered with respect to the Trustee;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting as Trustee hereunder.

In addition, the Issuer may remove the Trustee at any time for any reason to the extent the Issuer has given the Trustee at least 30 days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

A resignation or removal of the Trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section.

If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Securities may appoint a successor trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor trustee, provided, however, that in case of a bankruptcy, the resigning Trustee shall have the right to appoint a successor trustee within 10 Business Days after giving of such notice of resignation if the Issuer has not already appointed a successor trustee. If the successor trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the holders of a majority in principal amount of the Outstanding Securities may appoint a successor trustee or may petition any court of competent jurisdiction for the appointment of a successor trustee.

Upon delivery by the successor trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee shall, upon payment of its charges, transfer all property held by it as Trustee to the successor trustee, (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor trustee, the Issuer shall execute any and all instruments for fully vesting in and confirming to the successor trustee all such rights, powers and trusts. The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor trustee to all Holders, and include in the notice the name of the successor trustee and the address of its Corporate Trust Office.

If the Trustee fails to comply with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of another successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08       Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09       Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U. S.$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.10       Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.11       Appointment of Co-Trustee.

(a)           Notwithstanding any other provisions of this Indenture, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, subject to the other provisions of this Section, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.09 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.07 hereof.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(2)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(3)           the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01       Satisfaction and Discharge of Liability on Securities.

(a) This Indenture, the Securities and the Company Guarantee shall, subject to Section 8.01 (b), cease to be of further effect as to all Securities issued hereunder, when:

(1)          (A)    the Issuer delivers to the Trustee all Outstanding Securities (other than Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 8.05) for cancellation; or

(B)    all Outstanding Securities that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee and, in each case, the Issuer or the Company irrevocably deposits or causes to be deposited with the Trustee as funds in trust solely for the benefit of the Holders U. S. dollars or U. S. Government Obligations in an amount as will be sufficient without consideration of any reinvestment of interest, to pay and discharge all principal, premium and Additional Amounts, if any, and accrued and unpaid interest to the date of maturity or redemption on the Securities not delivered to the Trustee for cancellation;

(2)           no Default has occurred and will continue after the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer, the Company or any Restricted Subsidiary is a party or by which the Issuer, the Company or any Restricted Subsidiary is bound;

(3)           the Issuer, the Company or any Restricted Subsidiary has paid or caused to be paid all other sums payable by it hereunder;

(4)           the Issuer or the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be; and

(5)           the Issuer or the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate as to compliance with all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of the Securities.

(b)          Notwithstanding Section 8.01 (a), this Article 8 and the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06 and 7.07 shall survive until the Securities have been paid in full. Thereafter, Section 8.05 and the Issuer’s and the Company’s obligations in Sections 7.06 and 8.06 shall survive.

SECTION 8.02       [Reserved].

SECTION 8.03       [Reserved].

SECTION 8.04       Application of Trust Money. The Trustee shall hold in trust U. S. dollars or U. S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the U. S. dollars from U. S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Additional Amounts, if any, on the Securities.

SECTION 8.05       Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or Securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal and interest and Additional Amounts, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look only to the Issuer and not to the Trustee or the Paying Agent for payment as general creditors.

SECTION 8.06       Defeasance. Either of the Issuer or the Company may, at its option, at any time elect to have either Section 8.07 (a) or Section 8.07 (b) applied to all outstanding Securities and the Company Guarantee upon compliance with the conditions set forth in this Section 8.06:

(a)           Upon the Issuer’s or the Company’s election of the “legal defeasance” option applicable to this Section 8.07 (a), and subject to the satisfaction of the conditions set forth in Section 8.07 (c), the Issuer and the Company shall be discharged from any and all obligations in respect of the Indenture, the Issuer shall be discharged from any and all obligations in respect of the Securities, and the Company shall be discharged from any and all obligations in respect of the Company Guarantee (except in each case for the obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust). Subject to compliance with this Section 8.07, the Issuer or the Company may exercise its option under this Section 8.07 (a) notwithstanding the prior exercise of its option under Section 8.07 (b). If the Issuer or the Company exercises the “legal defeasance” option, any payment on the Securities may not be accelerated due to an Event of Default with respect thereto.

(b)           Upon the Issuer’s or the Company’s election of the “covenant defeasance” option applicable to this Section 8.07 (b), and subject to the satisfaction of the conditions set forth in Section 8.07 (c) hereof, the Issuer and the Company, as applicable, need not comply with the covenants set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.19, 4.20, 4.21, 4.23, 4.24, 4.25, 4.26, 4.27 and 4.28, the requirements of Sections 5.01 (a)(3) and (4) and Sections 6.01 (4), (5), (6), (9) and (11) shall not constitute Events of Default.

(c)           In order to exercise the options set forth in Section 8.07 (a) or Section 8.07 (b) above the Issuer must irrevocably deposit in trust with the Trustee U. S. dollars or U. S. Government Obligations sufficient to pay principal of and interest on the Securities to maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U. S. federal income tax purposes as a result of the defeasance and will be subject to U. S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In addition, in the case of any legal defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel in each of the Cayman Islands, the Federative Republic of Brazil, any other jurisdiction in which the Issuer or the Company is organized or incorporated, as applicable, or is resident for tax purposes, and any other jurisdiction in which the Issuer or the Company is conducting business in a manner which causes the holders of the Securities to be liable for taxes on payments under the Securities for which they would not have been so liable but for such conduct of business in such other jurisdiction, to the effect that Holders of the applicable Securities will not recognize income, gain or loss in the relevant jurisdiction (as applicable) as a result of such deposit and defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) (as applicable) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of any legal defeasance, the defeasance shall in each case be effective when 90 days have passed since the date of the deposit in trust.

SECTION 8.07       Reinstatement. If the Trustee or the Paying Agent is unable to apply any U. S. dollars or U. S. Government Obligations in accordance with Section 8.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.06 until such time as the Trustee or such Paying Agent is permitted to apply all such U. S. dollars or U. S. Government Obligations in accordance with Section 8.06; provided, however, that, if the Issuer has made any payment of interest or Additional Amounts, if any, on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U. S. dollars held by the Trustee or such Paying Agent.

Article 9

Amendments

SECTION 9.01       Without Consent of Holders. Notwithstanding Section 9.02, the Issuer, the Company and the Trustee may amend or supplement this Indenture, the Company Guarantee or the Securities without notice to or consent of any Securityholder:

(1)           to cure any ambiguity, defect or inconsistency in this Indenture or the Securities;

(2)           to comply with Section 5.01;

(3)           to evidence and provide for the acceptance of an appointment by a successor trustee;

(4)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(5)           to provide for any guarantee of the Securities, to secure the Securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture;

(6)           to provide for or confirm the issuance of Additional Securities; or

(7)           to make any other change that does not materially, adversely affect the rights of any Holder or to conform the terms of this Indenture, the Company Guarantee or the Securities with the description thereof set forth in the “Description of Notes” section of the Offering Memorandum.

SECTION 9.02       With Consent of Holders. (a) Except as otherwise provided in Section 6.02 or Section 9.02 (b), the Issuer, the Company and the Trustee may amend or supplement this Indenture, the Company Guarantee and the Securities with the written consent of the Holders of a majority in principal amount of the Outstanding Securities and the Holders of a majority in principal amount of the Outstanding Securities may waive future compliance by the Issuer or the Company with any provision of this Indenture, the Company Guarantee or the Securities.

(b)           Notwithstanding the provisions Section 9.02 (a), without the consent of each Holder affected, an amendment or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(1)           reduce the principal amount of or change the Stated Maturity of any installment of principal of any Security;

(2)           reduce the rate of or change the Stated Maturity of any interest payment on any Security;

(3)           reduce the amount payable upon the redemption of any Security in respect of an optional redemption, the times at which any Security may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(4)           after the time a Asset Sale Offer or a Change of Control Offer is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5)           make any Security payable in currency or at any place other than that stated in the Security;

(6)           impair the right of any Holder of Securities to receive any principal payment or interest payment on such Holder’s Securities, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7)           make any change in the percentage of the principal amount of the Securities required for amendments or waivers;

(8)           modify or change any provision of this Indenture affecting the ranking of the Securities or the Company Guarantee in a manner adverse to the Holders of the Securities; or

(9)           make any change in the Company Guarantee that would materially and adversely affect the Holders of Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Neither the Company nor any of its Subsidiaries or Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Company Guarantee or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

The Issuer shall notify the Irish Stock Exchange of any amendment regardless of whether Securityholders’ approval is required.

After an amendment under this Section 9.02 becomes effective, the Issuer shall (or shall cause the Trustee to) mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03       Revocation and Effect of Consents and Waivers. (1) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(2)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03 (1), those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.04       Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of that Security to deliver it to the Trustee. The Trustee may place an appropriate notation on that Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for that Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.05       Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Article 10

Substitution of the Issuer

SECTION 10.01     Substitution of the Issuer. Notwithstanding any other provision contained in this Indenture, the Issuer may, without the consent of the Holders (and by purchasing or subscribing for any Securities, each Holder expressly consents to it), be replaced and substituted by (i) the Company or (ii) any Wholly-Owned Subsidiary of the Company as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the Securities; provided that:

(a)           such documents shall be executed by the Substituted Debtor, the Issuer, the Company and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all the Issuer’s obligations under this Indenture (together, the “Issuer Substitution Documents”), and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favor of each Holder, the Trustee and the Paying Agents to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Substituted Debtor had been named in the Securities and this Indenture as the principal debtor in respect of the Securities in place of the Issuer (or any previous substitute), and the covenants of the Company (in the case the Issuer is substituted by the Company), the covenants of the Issuer (in the case the Issuer is substituted by a Wholly-Owned Subsidiary of the Company), Events of Default and other relevant provisions shall continue to apply to the Issuer in respect of the Securities as if no such substitution had occurred, it being the intent that the rights of Holders in respect of the Securities shall be unaffected by such substitution, subject to Section 10.03.

(b)           without prejudice to the generality of Section 10.01 (a), where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Cayman Islands or Brazil, the Issuer Substitution Documents shall contain a covenant by the Substituted Debtor and/or such other provisions as may be necessary to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligation of the Issuer in respect of the payment of Additional Amounts set forth in Section 4.21 hereof, with the substitution for the references to the Cayman Islands or Brazil of references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes. The Issuer Substitution Documents shall also contain a covenant by the Substituted Debtor and the Issuer to indemnify and hold harmless each Holder against all taxes or duties which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against such Holder as a result of any substitution pursuant to the conditions set forth in this Section 10.01 and which would not have been so incurred or levied had such substitution not been made (and, without limiting the foregoing, any and all taxes or duties which are imposed on any such Holder by any political subdivision or taxing authority of any country in which such Holder resides or is subject to any such tax or duty and which would not have been so imposed had such substitution not been made).

(c)           each stock exchange which has the Securities listed thereon shall have confirmed in writing that following the proposed substitution of the Substituted Debtor the Securities would continue to be listed on such stock exchange, or if such confirmation is not received or such continued listing is impracticable or unduly burdensome, the Issuer or the Company may de-list the Securities from the Irish Stock Exchange or other exchange on which the Securities are listed; and, in the event of any such de-listing, the Company shall use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, exchange or system within or outside the European Union as it may reasonably decide, provided, that if such alternative admission is not available or is, in the Issuer and the Company’s reasonable opinion, unduly burdensome, the Issuer and the Company shall have no further obligation in respect of any listing of the Securities;

(d)           the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion addressed to the Issuer and the Substituted Debtor from a leading firm of lawyers in the country of incorporation of the Substituted Debtor, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Debtor, such opinion(s) to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Holders at the specified offices of the Trustee;

(e)           the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion addressed to the Issuer and the Substituted Debtor from a leading firm of Brazilian lawyers acting for the Issuer and the Company to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Issuer, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Holders at the specified offices of the Trustee;

(f)            the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion addressed to the Issuer and the Substituted Debtor from a leading firm of New York lawyers to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the parties thereto under New York law, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Holders at the specified offices of the Trustee;

(g)           the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities or the Issuer Substitution Documents;

(h)           there is no outstanding Event of Default in respect of the Securities;

(i)            there is no downgrade in the rating of the Securities by any of the Rating Agencies when the Substituted Debtor replaces and substitutes the Issuer in respect of the notes; provided, that any such downgrade is in whole or part in connection with such substitution; and

(j)            the substitution complies with all applicable requirements established under the laws of the Cayman Islands and Brazilian law.

SECTION 10.02     Officer’s Certificate. Upon effectiveness of the substitution, the Substituted Debtor, the Company and the Issuer shall deliver to the Trustee an Officer’s Certificate, executed by authorized Officers, certifying that the terms of this Article 10 have been complied with and attaching copies of all documents contemplated herein.

SECTION 10.03     Deemed Substitution. Upon the execution of the Issuer Substitution Documents as referred to in Section 10.01 (a), the Substituted Debtor shall be deemed to be named in the Securities as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the Securities shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth in this Article 10, the execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all its obligations in respect of the Securities and its obligation to indemnify the Trustee under the indenture. Upon the execution of the Issuer Substitution Documents as referred to in Section 10.01 (a), the Issuer and the Substituted Debtor will not be subject to the provisions of Section 4.27.

SECTION 10.04     Issuer Substitution Documents Deposited with Trustee. The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Security remains outstanding and for so long as any claim made against the Substituted Debtor or the Issuer by any Holder in relation to the Securities or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Debtor, the Company and the Issuer shall acknowledge in the Issuer Substitution Documents the right of every Holder to the production of the Issuer Substitution Documents for the enforcement of any of the Securities or the Issuer Substitution Documents.

SECTION 10.05     Notice of Substitution. Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor shall give notice thereof to the Holders in accordance with the provisions described in this Article 10.

Article 11

Guarantee by the Company

SECTION 11.01     Guarantee. Subject to the provisions of this Article, the Company hereby irrevocably and unconditionally Guarantees to each Securityholder and to the Trustee the due and punctual payment (whether at the Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, interest, Additional Amounts and all other amounts payable by the Issuer under this Indenture as they come due. Upon failure by the Issuer to pay punctually any such amount, the Company shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture. This Guarantee constitutes a direct, general and unconditional obligation of the Company which will at all times rank at least pari passu with all other present and future senior unsecured obligations of the Company, except for such obligations as may be preferred by mandatory provisions of law.

SECTION 11.02     Guarantee Unconditional. The obligations of the Company hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Security, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Indenture (other than this Article 11) or any Security;

(c)           any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Security;

(d)           the existence of any claim, set-off or other rights which the Company may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)           any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Security or any other amount payable by the Issuer under this Indenture;

(f)                                    any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder; or

(g)                                 any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Indenture.

SECTION 11.03              Termination, Release and Discharge; Reinstatement.

(a)                                  The Company’s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(b)                                 The Company’s obligations hereunder shall be released and relieved upon:

(1)                                  a sale or other disposition (including by way of consolidation or merger) of the Company or the sale or disposition of all or substantially all the assets of the Company (other than to the Issuer) otherwise permitted by this Indenture, or

(2)                                  discharge or defeasance of the Securities pursuant to Sections 8.01 or Section 8.07.

SECTION 11.04              Waiver by the Company.

(a)                                  The Company unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The Company Guarantee constitutes a guarantee of payment and not of collection.

(b)                                 The Company unconditionally and irrevocably waives any and all rights provided under the relevant applicable law of Brazil on prior demand and protest.

SECTION 11.05              Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Company shall be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, however, that the Company shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any), interest, and Additional Amounts on all Securities shall have been paid in full.

SECTION 11.06              Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Company forthwith on demand by the Trustee.

SECTION 11.07              Execution and Delivery of Guarantee. The execution by the Company of this Indenture evidences the Guarantee of the Company, whether or not the person signing as an officer of the Company still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Company.

SECTION 11.08              Purpose of Guarantee. The Company hereby acknowledges that the purpose and intent of the Company in executing this Indenture and providing the Guarantee is to give effect to the agreement of the Company to guarantee the payment of any such amounts due by the Issuer under the Securities and this Indenture, whether such amounts are in respect of principal, interest or any other amounts (including Additional Amounts). Therefore, the Company agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any principal, interest or any other amounts (including Additional Amounts) with respect to this Indenture and the Securities, the Company shall promptly pay the same, without any demand or notice whatsoever. The Trustee shall promptly deposit in the account designated by the Trustee to receive payments from the Issuer with respect to the Securities for further payment to the Holders any funds it receives from the Company under or pursuant to this Guarantee in respect of the Securities.

SECTION 11.09              Central Bank Regulations. The Company shall comply with all then-applicable Central Bank regulations to legally effect any payments under the Company Guarantee at the time any such payment is made or required to be made.

Article 12

Release of Covenants

SECTION 12.01              Release of Covenants.

(a)                                  If on any date following the Issue Date:

(1)                                  the Securities have been assigned an Investment Grade Rating by any two Rating Agencies; and

(2)                                  no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (collectively referred to as the “Suspended Covenants”):

(A)                              Section 4.03;

(B)                                Section 4.04;

(C)                                Section 4.05;

(D)                               Section 4.06;

(E)                                 Section 4.07;

(F)                                 Section 4.10;

and

(G)                                Section 5.01(a)(3);

(b)                                 During any Suspension Period, the reference to 10% of the Company’s Consolidated Net Tangible Assets in clause (9) of “Permitted Liens” in Section 1.01 shall be replaced with 15% of the Company’s Consolidated Net Tangible Assets.

(c)                                  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”), the Securities cease to have an Investment Grade Rating from any two Rating Agencies, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with any of the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(d)                                 On the Reversion Date, all Debt incurred during the Suspension Period shall be classified to have been incurred pursuant to Section 4.03(a) or one of clauses (1) through (15) of Section 4.03(b) (to the extent such Debt would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to the Debt incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be incurred pursuant to Section 4.03 such Debt shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(7) The Issuer or the Company shall give the Trustee prompt written notification upon the occurrence of a covenant suspension or any Reversion Date.

(e)                                  On the Reversion Date, no Default or Event of Default shall be deemed to have occurred if, during the Suspension Period, the Company or its Restricted Subsidiaries had Incurred Liens in excess of 10% of the Company’s Consolidated Net Tangible Assets but not exceeding 15% of the Company’s Consolidated Net Tangible Assets. Any such Liens will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (1) of “Permitted Liens” in Section 1.01.

Article 13

Miscellaneous

SECTION 13.01              Notices. (a) Any notice or communication to the Issuer, the Company, the Trustee or the Paying Agent shall be in writing in the English language or a certified translation, and delivered in person, sent by facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or the Company:

Fibria Celulose S.A.

Alameda Santos, 1357 – 9º andar

01419-001 São Paulo, SP

Brazil

Attention: Treasurer

Facsimile: +55-11-2138-4065

if to the Trustee or the Paying Agent:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC60-2710

New York, New York 10005

Attention: Corporates Team Deal Manager — Fibria

Facsimile: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Securities Services

100 Plaza One, 6th fl., MSJCY03-0699

Jersey City, New Jersey 07311

Attention: Corporates Team Deal Manager – Fibria

Facsimile: 732-578-4635

The Issuer, the Company, the Trustee or the Paying Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                                 (1)                                  As long as Securities in global form are outstanding, notices to be given to Holders shall be given to the Depositary, in accordance with its applicable policies as in effect from time to time. If the Issuer issues Securities in certificated form, notices to be given to Holders shall be sent by mail to the respective addresses of the Holders as they appear in the Trustee’s records.

(2)                                  A notice shall be deemed to have been given to a Holder upon the mailing by first class mail, postage prepaid, of such notice to such Holder at its registered addresses as recorded in the Security Register not later than the latest date, and not earlier than the earliest date, prescribed in the Securities for the giving of such notice. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(3)                                  Failure to mail a notice or communication to a Securityholder or any defect in a notice or communication to a Securityholder shall not affect the sufficiency of such notice or communication with respect to other Securityholders.

(4)                                  For so long as any Securities are listed on the Global Exchange Market of the Irish Stock Exchange and in accordance with the rules and regulations of the Irish Stock Exchange, the Issuer shall publish all notices to Holders in a newspaper with general circulation in Ireland, which is expected to be the Irish Times, or alternatively the Issuer may also publish a notice on the website of the Irish Stock Exchange (www.ise.ie). If publication in Ireland is impracticable, the Issuer and the Company shall make the publication elsewhere in Western Europe. For purposes of this Section 13.01(b)(4), a “daily newspaper” is a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Ireland or, when applicable, elsewhere in Western Europe. The Holders shall be presumed to have received such notices on the date the Issuer or the Company first publishes them. If the Issuer and the Company are unable to give notice as described in this Section 13.01(b)(4) because the publication of any newspaper is suspended or it is otherwise impractical for the Issuer or the Company to publish the notice, then the Issuer or the Company, or the Trustee acting on instructions from the Issuer or the Company and at the Issuer’s and the Company’s expense, shall give the Holders notice in another form. That alternate form of notice shall be sufficient notice to the Holders.

(5)                                  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.

SECTION 13.02              Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.03              Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Company to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Company, as the case may be, shall furnish to the Trustee:

(1)                                  an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to taking the proposed action or to refraining from taking the proposed action have been complied with; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.04              Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.05              When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company or by any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with the Issuer or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee has been informed in writing are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.06              Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.07              Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.08              Governing Law. THIS INDENTURE, THE COMPANY GUARANTEE AND THE SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE, THE COMPANY GUARANTEE AND THE SECURITIES AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS INDENTURE, THE COMPANY GUARANTEE AND THE SECURITIES (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT HAVE

BEEN PROPOSED BY THE ISSUER FOR THE PURPOSES OF ARTICLE 9, PARAGRAPH 2 OF BRAZILIAN DECREE LAW NO. 4,657, DATED SEPTEMBER 4, 1942, AS AMENDED, AND FOR NO OTHER PURPOSE OR REASON WHATSOEVER.

SECTION 13.09              No Recourse Against Others. No past, present or future director, officer, partner, employee, incorporator, quotaholder, shareholder or member of the Issuer, the Company or any Subsidiary of the Company shall have any liability for any obligations of the Issuer, the Company or any Subsidiary of the Company under the Securities, this Indenture or the Company Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. Such waivers and releases shall be part of the consideration for the issuance of the Securities.

SECTION 13.10              Successors. All agreements of the Issuer and the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind their successors.

SECTION 13.11              Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.12              Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.13              Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. (a) Each of the parties hereto irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Company Guarantee or the Securities may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture the Company Guarantee, or the Securities brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and any right which it may be entitled on account of place of residence or domicile. To the extent that the Issuer or the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuer and the Company irrevocably waives such immunity in respect of its obligations under this Indenture, any Security or the Company Guarantee. Each of the parties to this Indenture agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on them and may be enforced in any court to the jurisdiction of which each of them is subject by a suit upon such judgment, provided that service of process is effected upon the Issuer in the manner specified in the following paragraph or as otherwise permitted by law.

(b)                                 The Issuer and the Company have validly and effectively appointed National Corporate Research, Ltd. (the “Process Agent”), with offices on the date hereof at 10 East 40th Street, 10th Floor, New York, NY 10016, as its authorized agent upon which process may be served in any action, suit or proceeding referred to in Section 13.13(a). If for any reason such agent hereunder shall cease to be available to act as such, each of the Issuer and the Company agrees to designate a new agent in the Borough of Manhattan, New York City, New York on the terms and for the purposes of this Section 13.13 reasonably satisfactory to the Trustee. Each of the Issuer and the Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Issuer or the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13.13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to each of the Issuer and the Company at its address specified in or designated pursuant to this Indenture. Each of the Issuer and the Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders and the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer and the Company or bring actions, suits or proceedings against the Issuer or the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

U.S. dollars are the sole currency of account and payment for all sums due and payable by the Issuer and the Company under this Indenture, the Securities and the Company Guarantee. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the Issuer and the Company agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee determines a Person could purchase U.S. dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

The obligation of each of the Issuer and the Company in respect of any sum due to any Securityholder or the Trustee in U.S. dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Securityholder or Trustee may in accordance with normal banking procedures purchase U.S. dollars in the amount originally due to such Person with the judgment currency. If the amount of U.S. dollars so purchased is less than the sum originally due to such Person, each of the Issuer and the Company agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Person, such Person shall, by accepting a Security, be deemed to have agreed to repay such excess.

(c)                                  The provisions of this Section 13.13 shall survive any termination of this Indenture, in whole or in part.

SECTION 13.14              Waiver of Jury Trial. EACH OF THE ISSUER, THE COMPANY AND THE TRUSTEE (SOLELY IN ITS CAPACITY AS TRUSTEE, WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL NOT IN ANY WAY AFFECT ANY RIGHT OF ANY HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.15              Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

SECTION 13.16              Force Majeure. The Trustee and agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee and the Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

FIBRIA OVERSEAS FINANCE LTD.

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title:

By:	/s/ Evandro César Camillo Coura
	Name:	Evandro César Camillo Coura
	Title:	Controlling and Risk Management Director

(Indenture)

FIBRIA CELULOSE S.A.

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title:

By:	/s/ Evandro César Camillo Coura
	Name:	Evandro César Camillo Coura
	Title:	Controlling and Risk Management Director

(Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Transfer Agent and Paying Agent
By: Deutsche Bank National Trust Company

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

(Indenture)

On this 4th day of May, 2010, before me, a notary public, personally appeared Cynthia J. Powell to me personally known who being duly sworn, did say that she is the Authorized Signatory of Deutsche Bank National Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Jeffrey Schoenfeld
Title: Notary Public		JEFFREY SCHOENFELD
No. 2363409		NOTARY PUBLIC
Qualified in Monmouth County		NEW JERSEY
Commission Expires 8/17/2012		MY COMMISSION EXP. 08-17-2012

On this 4th day of May, 2010, before me, a notary public, personally appeared Kenneth R. Ring to me personally known who being duly sworn, did say that he/she is the Authorized Signatory of Deutsche Bank National Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Jeffrey Schoenfeld
Title: Notary Public		JEFFREY SCHOENFELD
No. 2363409		NOTARY PUBLIC
Qualified in Monmouth County		NEW JERSEY
Commission Expires 8/17/2012		MY COMMISSION EXP. 08-17-2012

(Indenture)

RULE 144A/REGULATION S/ACCREDITED INVESTOR APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES

1.                                       Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below. Other terms used in this Appendix and not defined herein shall have the meanings assigned to them in the Indenture.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“DTC” means the Depository Trust Company.

“Euroclear” means Euroclear Bank, S.A./N.V.

“Global Securities” means Regulation S Global Security, together with Restricted Global Security.

“IAI” means an “accredited investor” as described in Rule 501(a) under the Securities Act.

“Issuer Order” means a written request or order signed in the name of the Issuer by the chairman of its Board of Directors or its chief executive officer and by its deputy general manager, its chief financial officer or its general counsel, and delivered to the Trustee.

“Non-U.S. Person” has meaning given to it in Regulation S.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Regulation S Global Security” means a single, permanent Restricted Global Security in definitive, fully registered book-entry form sold outside of the United States in reliance on Regulation S.

“Restricted Global Security” means a single, permanent Global Security in definitive, fully registered form without interest coupon, constituting a Restricted Security.

“Restricted Securities Legend” has the meaning set forth in Section 2.1(6) of this Appendix.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by DTC), or any successor Person thereto and shall initially be Deutsche Bank Trust Company Americas.

2.                                       The Securities

2.1                                 Form and Registration.

(1)                                  Form and Registration. The certificates representing the Securities shall be issued in fully registered form without interest coupons.

(2)                                  Regulation S Global Security. Securities offered and sold in reliance on Regulation S under the Securities Act shall initially be represented by one or more Regulation S Global Securities, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream (as indirect participants in DTC).

(3)                                  Restricted Global Security. Securities sold in reliance on (i) Rule 144A under the Securities Act and (ii) Rule 501(a) under the Securities Act shall, in each case, be represented by one or more Restricted Global Securities and shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC. Each Global Security shall be subject to certain restrictions on transfer, set forth in Sections 2.3 and 2.4 of this Appendix.

(4)                                  Ownership. Ownership of beneficial interests in a Global Security shall be limited to persons who have accounts with DTC or Euroclear and Clearstream, as indirect participants in DTC (“participants”), or persons who hold interests through participants. Ownership of beneficial interests in a Global Security shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). QIBs may hold their interests in a Restricted Global Security, directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in a Regulation S Global Security, directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

So long as DTC or its nominee is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. No beneficial owner of an interest in a Global Security shall be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture. Payments made with respect to a Global Security shall be made to DTC or its nominee, as the registered owner thereof. None of the Issuer, the Company, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment in respect of a Global Security, shall credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on its records. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants shall be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments shall be the responsibility of such participants.

(5)                                  Limitation on Obligations. Although DTC, Euroclear and Clearstream are expected to follow the procedures set forth in the Indenture in order to facilitate transfers of interests in a Global Security among participants of DTC, Euroclear and Clearstream, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Company, the Trustee or any Paying Agent shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

(6)                                  Successors; Definitive Securities. If (i) DTC is at any time unwilling or unable to continue as a Depositary for the Global Securities and a successor Depositary or clearing agency is not appointed by the Issuer within 90 days, or (ii) an Event of Default has occurred and is continuing and the Registrar and the Issuer have received a written request from a beneficial owner of Securities to issue its proportionate interest in the Global Security, the Issuer shall issue certificated Securities which may bear the Restricted Securities Legend set forth in Exhibit 1 to this Appendix (the “Restricted Securities Legend”) to all beneficial owners, in exchange for their beneficial interests in Global Securities. Holders of an interest in a Global Security may receive certificated Securities, which may bear the Restricted Securities Legend, in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture; provided, however, that if the Issuer is issuing certificated Securities pursuant to Section 2.1(6)(ii), the Issuer shall only be required to issue certificated Securities to the beneficial owners of the Securities who request certificated Securities.

(7)                                  Certificated Securities. Except as provided in this Section 2.1 or Section 2.3, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities. The registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including DTC and Persons that may hold interests through DTC, to take any action which a Holder is entitled to take under the Indenture or the Securities. In the event of transfer of a Restricted Global Security to the beneficial owners thereof in the form of certificated Securities, the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

2.2                                 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of U.S.$750,000,000 of the Issuer’s 7.500% Senior Notes due 2020, and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order and an Opinion of Counsel of the Issuer pursuant to Section 2.02 of the Indenture. Such order shall specify the amount of the Securities to be authenticated and the

3

date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.12 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3                                 Global Securities.

(1)          Any Global Security (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the outstanding Securities of such series, (ii) shall be registered in the name of DTC or its nominee, (iii) shall be delivered to the Trustee or the Registrar as custodian for DTC and (iv) shall bear a legend substantially to the following effect:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(2)          Members of, or participants in, DTC, Euroclear or Clearstream shall have no rights under the Indenture with respect to any Global Security held on their behalf by DTC or the Trustee as its custodian, or under the Global Security, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

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(3)          Interests of beneficial owners in the Global Securities may only be transferred or exchanged for certificated Securities in accordance with the rules and procedures of DTC, Euroclear and Clearstream and the provisions of the Indenture, including this Appendix.

(4)          In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to Section 2.3(3) in the form of certificated Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and principal amount of authorized denominations.

(5)          Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other corresponding Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other corresponding Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other corresponding Global Security for as long as it remains such an interest.

(6)          In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to Section 2.3(3) in the form of certificated Securities, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC, Euroclear or Clearstream in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of definitive Securities of authorized denominations.

(7)          Any definitive Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to this Section 2.3 shall bear the Restricted Securities Legend.

(8)          The registered Holder of any Global Security may grant proxies and otherwise authorize any person, including participants in DTC and persons that may hold interests through participants in DTC to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.4                                 Special Transfer Provisions.

The following provisions shall apply with respect to the Securities:

(1)                                  Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security or an Additional Security to any Non-U.S. Person:

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(a)                                  the Registrar shall register the transfer of any Initial Security or any Additional Security, whether or not such Security bears the Restricted Securities Legend, if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit 2 to this Appendix;

(b)                                 if the proposed transferee is a participant in DTC and the Securities to be transferred consist of definitive Securities which after transfer are to be evidenced by an interest in a Regulation S Global Security upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the certificate required by Section 2.4(1)(a), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of definitive Securities to be transferred, and the Trustee and/or the Registrar shall cancel the definitive Securities so transferred or decrease the principal amount of such definitive Security, as the case may be;

(c)                                  if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the certificate required by Section 2.4(1)(a), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (i) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (ii) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred.

(2)                                  Transfers to QIBs or IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security or an Additional Security to a QIB or an IAI (excluding Non-U.S. Persons):

(a)                                  if the Security to be transferred consists of (i) a definitive Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Trustee a certificate substantially in the form set forth in Exhibit 3 to this Appendix or (ii) an interest in the Restricted Global Security, the transfer of such interest may be effected only through the book entry system maintained by DTC;

(b)                                 if the Security to be transferred consists of a definitive Security, upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the definitive Security, to be transferred, and the Trustee shall cancel the definitive Security so transferred;

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(c)                                  if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (i) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (ii) an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the Global Security to be transferred; and

(d)                                 if the Security is to be transferred to an IAI, the Holder requesting such transfer shall provide the Issuer such documentation as reasonably requested by the Issuer that such transfer is permitted under a valid exception under the Securities Act.

(3)          Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

(4)          [Reserved].

(5)          Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Sections 2.4(1) or 2.4(2), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel reasonably satisfactory to the Issuer, the Registrar and the Trustee that such transfer is in compliance with the Securities Act and the terms of the Indenture; provided, however, that the Issuer may, based upon the opinion of its counsel, instruct the Registrar by an Issuer Order not to register such transfer in any case where the proposed transferee is not a QIB or a Non-U.S. person.

(6)          General. By its acceptance of any Security (or any beneficial interest in any Global Security) bearing the Restricted Securities Legend, each Holder of such a Security or holder of such beneficial interest acknowledges the restrictions on transfer of such Security set forth in the Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in the Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in the Indenture.

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The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.4. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

2.5                                 Cancellation or Adjustment of Global Security.

At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to DTC for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

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EXHIBIT 1
to
RULE 144A/REGULATION S/ACCREDITED INVESTOR APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)           REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2)           REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), OR

(3)           REPRESENTS THAT IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OF OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND

(4)           AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)          TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)          INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), OR

(E)           PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (4)(D) AND (4)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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No.	U.S.$

7.500% Senior Notes due 2020

CUSIP No. [144A: 31572U AB2 / Reg. S: G3400P AB3 / AI: 31572U AC0]

ISIN No. [144A: US31572UAB26 / Reg. S: USG3400PAB34 / AI: US31572UAC09]

Fibria Overseas Finance Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, promises to pay to                               , or its registered assigns, the principal sum [of                                dollars][listed on the Schedule of Increases or Decreases in Global Note attached hereto]* on May 4, 2020.

Interest Payment Dates: May 4 and November 4 of each year, commencing on November 4, 2010

Record Dates: April 19 and October 20

Additional provisions of this Security are set forth on the other side of this Security.

*If the Security is to be issued in global form, add the Schedule of Increases or Decreases in Global Security.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

FIBRIA OVERSEAS FINANCE LTD.

By:
Name:
Title:

By:
Name:
Title:

Dated:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Deutsche Bank Trust Company Americas
By: Deutsche Bank National Trust Company
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.
By

Authorized Signatory

Dated:

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On this         day of                        , 2010, before me, a notary public, personally appeared                                to me personally known who being duly sworn, did say that he/she is the Authorized Signatory of Deutsche Bank National Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:

Title: Notary Public
No.
Qualified in
Commission Expires

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]

7.500% Senior Note due 2020

1.             Interest

Fibria Overseas Finance Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (such company, and its successors and assigns under the Indenture hereinafter referred to as the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Issuer will pay interest semi-annually on May 4 and November 4 of each year, commencing on November 4, 2010 to the Paying Agent, which shall in turn distribute the interest in accordance with the Indenture. The Securities shall bear interest at the rate per annum of 7.500% from May 4, 2010, the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on April 19 or October 20 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, interest and Additional Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, interest and Additional Amounts, if any) will be made by wire transfer of immediately available funds to the accounts specified by DTC. The Issuer will make all payments in respect of a certificated Security (including principal, premium, interest and Additional Amounts, if any) at the office or agency of the Paying Agent or the Trustee, unless the Issuer elects to make such payments by mailing a check to the registered address of, or by wire transfer to, each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States for Holders of more than U.S.$10,000,000 of Securities, if such Holder elects payment by wire transfer by giving written notice to the Trustee or the applicable Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The final payment on any Security in definitive, fully registered form shall be made only upon presentation and surrender of such Security at the office of the Paying Agent on the payment date.

If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

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3.             Registrar and Paying Agent

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer, the Company or any Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

4.             Indenture

The Issuer issued the Securities under an Indenture dated as of May 4, 2010 (the “Indenture”), among the Issuer, Fibria Celulose S.A., as the guarantor (the “Company”), and Deutsche Bank Trust Company Americas, as the Trustee, Registrar, Paying Agent and transfer agent. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture.

The Securities are general obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.12 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with Affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

To the extent of any conflict between the terms of the Securities and the Indenture, the applicable terms of the Indenture shall govern.

5.             Optional Redemption; Notice of Redemption

(a)           Optional Redemption with a Make-Whole Premium. At any time prior to May 4, 2015, the Issuer may on any one or more occasions redeem the Securities, at its option, in whole or in part, at a “make-whole” redemption price equal to 100% of the principal amount of such Securities plus the greater of (1) 1% of the then outstanding principal amount of the Securities and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the Securities at May 4, 2015 (such redemption price being set forth in the table below in 5.b) plus (ii) all required interest payments thereon to, but excluding, May 4, 2015 (excluding accrued but unpaid interest to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of the Securities; plus in each case any accrued and unpaid interest and Additional Amounts, if any, on such Securities to, but excluding, the redemption date, as calculated by the Independent Investment Banker. Any redemption of Securities by the Issuer pursuant to this paragraph will be subject to either (i) there being at least U.S.$250,000,000 in aggregate principal amount of Securities (including any

1-8

Additional Securities) outstanding after such redemption or (ii) the Issuer redeeming all the then outstanding principal amount of the Securities.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Banc of America Securities LLC or its affiliates which are primary United States government securities dealers and not less than four other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such redemption date.

(b)           Optional Redemption without a Make-Whole Premium. On and after May 4, 2015, the Issuer may on any one or more occasions redeem the Securities, at its option, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 4 of the years set forth below:

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Period	Redemption Price
2015	103.750%
2016	102.500%
2017	101.250%
2018 and thereafter	100.000%

Any redemption of Securities by the Issuer pursuant to this paragraph will be subject to either (i) there being at least U.S.$250,000,000 in aggregate principal amount of Securities (including any Additional Securities) outstanding after such redemption or (ii) the Issuer redeeming all the then outstanding principal amount of the Securities.

(c)                                  Optional Redemption Upon Eligible Equity Offerings. At any time, or from time to time, on or prior to May 4, 2013, the Issuer may, at its option, use an amount not to exceed the net cash proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the outstanding Securities (including any Additional Securities) at a redemption price equal to 107.5% of the principal amount on the redemption date, plus any accrued and unpaid interest to, but excluding, the redemption date; provided that:

(i)                                     after giving effect to any such redemption at least 65% of the aggregate principal amount of the Securities (including any Additional Securities) issued under the indenture remains outstanding; and

(ii)                                  the Issuer makes such redemption not more than 90 days after the consummation of such Eligible Equity Offering.

“Eligible Equity Offering” means the issuance and sale for cash of Qualified Stock of the Company to any Person (other than a Restricted Subsidiary of the Company) pursuant to (i) a public offering in accordance with U.S. or Brazilian laws, rules and regulations, or (ii) a private offering in accordance with Rule 144A, Regulation S and/or another exemption under the Securities Act.

(d)                                 Redemption for Taxation Reasons. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of the Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment or change in official position becomes effective on or after the issue date of the Securities or on or, with respect to a successor, after the date a successor assumes the obligations under the Securities, the Issuer or the Company or the successor have or will become obligated to pay Additional Amounts as described under Section 4.21 of the Indenture in excess of the Additional Amounts that the Issuer or the Company would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% (or at a rate of 25% in case the holder of the Securities is resident in a tax haven jurisdiction, i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), the Issuer may, at its option, redeem all, but not less than all, of the Securities, at a redemption price equal to 100% of their principal amount, together with interest

1-10

accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level. The Issuer shall not have the right to so redeem the Securities in the event it becomes obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Issuer shall not have the right to so redeem the Securities unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable regulations to legally effect such redemption; provided, however, that for this purpose reasonable measures shall not include any change in the Issuer’s, the Company’s or any successor’s jurisdiction of incorporation or organization or location of its principal executive or registered office.

In the event that the Issuer elects to so redeem the Securities, it shall deliver to the Trustee: (1) a certificate, signed in the name of the Issuer by two of its directors or by its attorney in fact in accordance with its articles of association, stating that the Issuer is entitled to redeem the Securities pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental approvals necessary for the Issuer to effect the redemption have been obtained and are in full force and effect.

(e)                                  Optional Redemption Procedures. If fewer than all of the Securities are being redeemed, the selection of Securities to be redeemed shall be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of Securities issued in global form, based on a method that most nearly approximates a pro rata selection in accordance with the procedures of DTC). The Trustee shall make the selection from the Outstanding Securities not previously called for redemption. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount of the Securities to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Securities to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Securities not previously called for redemption. The Issuer may redeem Securities in denominations of U.S.$100,000 only in whole. The Trustee may select for redemption portions (equal to U.S.$100,000 or any integral multiple of U.S.$1,000) of the principal of Securities that have denominations larger than U.S.$100,000.

The Issuer shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 13.01 of the Indenture, not less than 30 nor more than 60 days prior to a date for redemption of Securities by first-class mail, postage prepaid, to each Securityholder to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. If the Issuer itself gives the notice, it shall also deliver a copy to the Trustee.

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If either (i) the Issuer is redeeming the Securities in part only, or (ii) the Issuer elects to have the Trustee give notice of redemption, then the Issuer shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officer’s Certificate requesting that the Trustee select the Securities to be redeemed and/or give notice of redemption and setting forth the information required by Section 3.03(3) of the Indenture. If the Issuer elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Issuer and at the Issuer’s expense.

If the Issuer, or the Trustee on behalf of the Issuer, gives notice of redemption in accordance with Article 3 of the Indenture, the Securities, or the portions of Securities, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after the Redemption Date (unless the Issuer shall default in the payment of the redemption price and accrued interest) the Securities or the portions of Securities shall cease to bear interest. Upon surrender of any Securities for redemption in accordance with the notice, the Issuer shall pay the Securities at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date. If the Issuer shall fail to pay any Security called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

6.                                       Put Provisions

Upon a Change of Control, any Holder will have the right to cause the Issuer and the Company to repurchase all or any part (equal to U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof) of the Securities of such Holder at a repurchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

7.                                       Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities will be fully and unconditionally guaranteed by the Company, to the extent set forth in the Indenture.

8.                                       [Reserved]

9.                                       Denominations; Transfer; Exchange

The Securities shall be issued in registered form in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof and shall be issued as one or more Global Securities. A Holder may transfer or exchange Securities in accordance with the Indenture. The Securities may be transferred, combined or divided without payment of any charge other than taxes or other governmental charges. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or any Securities for a period of

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15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.                                 Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes. Payment shall be made to the person in whose name a Security is registered at the close of business on the applicable record date.

11.                                 Unclaimed Money

If money for the payment of principal, premium or interest or Additional Amounts, if any, remains unclaimed for two years, the Trustee or the relevant Paying Agent shall pay the money back to the Issuer at its request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.                                 Discharge; Defeasance

Subject to certain conditions set forth in Section 8 of the Indenture, the Issuer shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities upon redemption or maturity, as the case may be.

13.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities.

Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer, the Company and the Trustee shall be entitled to amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to correct a manifest error or to comply with Section 5.01 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities or to make any change that does not adversely affect the rights of any Securityholder, or to evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Securities.

14.                                 Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of any interest or related Additional Amounts, if any, on the Securities; (b) default in payment of principal of or any related Additional Amounts, if any, or premium, if any, on the Securities, when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise; (c) failure by the Company to comply with Section 5.01; (d) failure by the Issuer or

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the Company, as the case may be, to comply with other agreements in the Indenture and such non-compliance continues for a period of 60 consecutive days after written notice is given to Issuer and/or the Company by the Trustee or to the Issuer, the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities; (e) certain accelerations of other Indebtedness of the Company or any Restricted Subsidiary; (f) certain non-appealable judgments or orders rendered against the Issuer, the Company or any Restricted Subsidiary that are not paid or discharged for a period of 60 consecutive days following the entry of the final and non-appealable judgment or order; (g) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or any Significant Subsidiary; (h) the Company Guarantee shall fail to be in full force and effect or is declared null and void; and (i) certain condemnation events affecting all or substantially all of the undertaking, assets and revenues of the Issuer, the Company, or certain Significant Subsidiaries for a period of 60 consecutive days or longer.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, by written notice to the Issuer and the Company (and to the Trustee if notice is given by the Holders), may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interests of the Holders.

15.                                 Trustee Dealings with the Issuer and the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer, the Company or their Affiliates and may otherwise deal with the Issuer, the Company or their Affiliates with the same rights it would have if it were not Trustee.

16.                                 No Recourse Against Others

No past, present or future director, officer, employee, partner, incorporator, quotaholder, member or shareholder, as such, of the Issuer, the Company or any Subsidiary of the Company, shall not have any liability for any obligations of the Issuer, the Company or any Subsidiary of the Company under the Securities, the Indenture or the Company Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

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17.                                 Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18                                    Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 CUSIP Numbers and ISINs

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers or ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers or ISINs in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                                 Governing Law; Consent to Jurisdiction and Service of Process.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Each of the Issuer and the Company has consented to the jurisdiction of the courts of the State of New York and the United States courts located in the Borough of Manhattan, New York City, New York with respect to any action that may be brought in connection with the Indenture or the Securities and has validly and effectively appointed National Corporate Research, Ltd., Inc. as agent for service of process.

The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Fibria Celulose S.A.

Alameda Santos, 1357 – 9º andar

01419-001 São Paulo, SP

Brazil

Attention: Treasurer

Facsimile: +55-11-2138-4065

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[FORM OF] NOTATION ON SECURITY RELATING TO GUARANTEE

For value received, the undersigned hereby unconditionally guarantees to the Securityholder of this Security, the cash payments in United States Dollars of principal and interest on this Security (and including Additional Amounts payable thereon, if any) in the amounts and at the times when due, together with interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of the Issuer under the Indenture or the Securities, to the Securityholder of this Security and the Trustee, all in accordance with and subject to the terms and conditions of this Security and the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of May 4, 2010 among Fibria Overseas Finance Ltd., as the Issuer, Fibria Celulose S.A., as the guarantor (the “Company”) and Deutsche Bank Trust Company Americas, as the Trustee, Registrar, Paying Agent and transfer agent.

The obligations of the undersigned to the Securityholders and to the Trustee are expressly set forth in Article 11 of the Indenture and reference is hereby made to Article 11 of the Indenture for the precise terms thereof. This Guarantee constitutes a direct, general and unconditional obligation of the undersigned which will at all times rank at least pari passu with all other present and future senior unsecured obligations of the undersigned, except for such obligations as may be preferred by mandatory provisions of law.

IN WITNESS WHEREOF, the Company has caused this endorsement with respect to the U.S.$750,000,000 7.500% Senior Notes due 2020 of Fibria Overseas Finance Ltd. to be duly executed.

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Dated:

FIBRIA CELULOSE S.A.

By:
Name:
Title:

By:
Name:
Title:

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[FORM OF] ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is U.S.$             . The following increases or decreases in this Global Security have been made:

			Principal	Signature of
	Amount of	Amount of	amount of this	authorized
	decrease in	increase in	Global Security	officer of
	principal	principal	following such	Trustee or
Date of	amount of this	amount of this	decrease or	Securities
Exchange	Global Security	Global Security	increase	Custodian

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[FORM OF] OPTION OF SECURITYHOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Issuer pursuant to Section 4.06 or Section 4.08 of the Indenture, check the appropriate box below:

☐	Section 4.06	☐	Section 4.08

If you elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or Section 4.08 of the Indenture, state the amount (in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof) you elect to have purchased:

U.S.$

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 2
to
RULE 144A/REGULATION S/ACCREDITED INVESTOR APPENDIX

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

[Date]

Fibria Overseas Finance Ltd.

c/o Fibria Celulose S.A.

Alameda Santos, 1357 — 8º andar

01419-001 São Paulo, SP

Brazil

Attention: Samuel Saldanha

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005

Attention: Corporates Team Deal Manager — Fibria

Re:	Fibria Overseas Finance Ltd. (the “Issuer”)
7.500% Senior Notes due 2020 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed transfer of U.S.$                     aggregate principal amount of Securities, we confirm that such transfer has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Securities was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(5)           we have advised the transferee of the transfer restrictions applicable to the Securities;

(6)           if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

(7)           if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT 3
to
RULE 144A/REGULATION S/ACCREDITED INVESTOR APPENDIX

FORM OF TRANSFER CERTIFICATE FOR
TRANSFER OF RESTRICTED GLOBAL SECURITY
BEARING A RESTRICTED SECURITIES LEGEND

[Date]

Fibria Overseas Finance Ltd.

c/o Fibria Celulose S.A.

Alameda Santos, 1357 — 8º andar

01419-001 São Paulo, SP

Brazil

Attention: Samuel Saldanha

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005

Attention: Corporates Team Deal Manager — Fibria

Re:	Fibria Overseas Finance Ltd. (the “Issuer”)
7.500% Senior Notes due 2020 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of May 4, 2010 in regard of the Securities among Fibria Overseas Finance Ltd., as the Issuer, Fibria Celulose S.A., as the guarantor, and Deutsche Bank Trust Company Americas, as the Trustee, Registrar, Paying Agent and transfer agent. Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

This letter relates to U.S.$                               aggregate principal amount of the Securities which are held in certificated form.

The undersigned has requested transfer of such Securities to a Person who will take delivery thereof in the form of a beneficial interest in the Restricted Global Security (CUSIP No. 31572U AB2; ISIN US31572UAB26) or with respect to an IAI (CUSIP No. 31572U AC0; ISIN US31572UAC09). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and on the Securities and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

1.             the Securities are being transferred to a transferee that the undersigned reasonably believes is purchasing the Securities for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

2.             the undersigned reasonably believes that transferee and any such account is (i) a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A or (ii) an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

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